                                                                   Exhibit 10


                            THE J.M. SMUCKER COMPANY

                         -----------------------------



                             NOTE PURCHASE AGREEMENT

                         -----------------------------

                           DATED AS OF AUGUST 23, 2000




                                   $60,000,000

         $17,000,000 7.70% SERIES A SENIOR NOTES DUE SEPTEMBER 1, 2005 $33,000,000 7.87% SERIES B SENIOR NOTES DUE SEPTEMBER 1, 2007 $10,000,000 7.94% SERIES C SENIOR NOTES DUE SEPTEMBER 1, 2010

[THE HOLDERS OF THE NOTES ISSUED PURSUANT TO THIS AGREEMENT HAVE BEEN REQUESTED, AS A COURTESY, BUT SHALL HAVE NO OBLIGATION UNDER THIS AGREEMENT, TO PROVIDE THE COMPANY WITH NOTICE OF THEIR DISCLOSURE OF "CONFIDENTIAL INFORMATION" (AS DEFINED IN THIS AGREEMENT) IN RESPONSE TO ANY SUBPOENA OR OTHER LEGAL PROCESS OR IN CONNECTION WITH CERTAIN REGULATORY DISCLOSURES]



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                                TABLE OF CONTENTS

                                                                                            PAGE
                                                                                            ----
1.       AUTHORIZATION OF NOTES.............................................................2

         1.1.     Series A Notes............................................................2
         1.2.     Series B Notes............................................................2
         1.3.     Series C Notes............................................................2
         1.4.     Certain Defined Terms.....................................................2

2.       SALE AND PURCHASE OF NOTES.........................................................3

3.       CLOSING............................................................................3

4.       CONDITIONS TO CLOSING..............................................................3

         4.1.     Representations and Warranties............................................3
         4.2.     Performance; No Default...................................................3
         4.3.     Compliance Certificates...................................................4
         4.4.     Opinions of Counsel.......................................................4
         4.5.     Purchase Permitted By Applicable Law, etc.................................4
         4.6.     Sale of Other Notes.......................................................4
         4.7.     Payment of Special Counsel Fees...........................................4
         4.8.     Private Placement Number..................................................5
         4.9.     Changes in Corporate Structure............................................5
         4.10.    Proceedings and Documents.................................................5

5.       REPRESENTATIONS AND WARRANTIES OF THE COMPANY......................................5

         5.1.     Organization; Power and Authority.........................................5
         5.2.     Authorization, etc........................................................5
         5.3.     Disclosure................................................................6
         5.4.     Organization and Ownership of Shares of Subsidiaries......................6
         5.5.     Financial Statements......................................................6
         5.6.     Compliance with Laws, Other Instruments, etc..............................6
         5.7.     Governmental Authorizations, etc..........................................7
         5.8.     Litigation; Observance of Statutes and Orders.............................7
         5.9.     Taxes.....................................................................7
         5.10.    Title to Property;Leases..................................................7
         5.11.    Licenses, Permits, etc....................................................8
         5.12.    Compliance with ERISA.....................................................8
         5.13.    Private Offering by the Company...........................................9
         5.14.    Use of Proceeds; Margin Regulations.......................................9
         5.15.    Existing Indebtedness.....................................................9
         5.16.    Foreign Assets Control Regulations, etc...................................9
         5.17.    Status under Certain Statutes.............................................9

6.       REPRESENTATIONS OF THE PURCHASER...................................................10

         6.1.     Purchase for Investment...................................................10
         6.2.     Source of Funds...........................................................10



                                                                                          PAGE
                                                                                          ----
         6.3.     Authorization, etc........................................................11

7.       INFORMATION AS TO COMPANY..........................................................12

         7.1.     Financial and Business Information........................................12
         7.2.     Officer's Certificate.....................................................13
         7.3.     Inspection................................................................14

8.       PREPAYMENT OF THE NOTES............................................................14

         8.1.     Payment of Notes at Maturity..............................................14
         8.2.     Optional Prepayments with Make-Whole Amount...............................15
         8.3.     Change in Control.........................................................15
         8.4.     Allocation of Partial Prepayments.........................................17
         8.5.     Maturity; Surrender, etc..................................................17
         8.6.     Purchase of Notes.........................................................17
         8.7.     Make-Whole Amount.........................................................18

9.       AFFIRMATIVE COVENANTS..............................................................19

         9.1.     Compliance with Law.......................................................19
         9.2.     Insurance.................................................................19
         9.3.     Maintenance of Properties.................................................19
         9.4.     Payment of Taxes and Claims...............................................20
         9.5.     Corporate Existence, etc..................................................20
         9.6.     Pari Passu Ranking........................................................20

10.      NEGATIVE COVENANTS.................................................................20

         10.1.    Transactions with Affiliates..............................................20
         10.2.    Merger, Consolidation, etc................................................20
         10.3.    Consolidated Net Worth....................................................21
         10.4.    Incurrence of Funded Debt.................................................21
         10.5.    Incurrence of Current Debt................................................22
         10.6.    Priority Debt.............................................................22
         10.7.    Liens.....................................................................22
         10.8.    Asset Sales...............................................................24
         10.9.    Sale-and-Leaseback Transactions...........................................25
         10.10.   Line of Business..........................................................25

11.      EVENTS OF DEFAULT..................................................................25

12.      REMEDIES ON DEFAULT, ETC...........................................................28

         12.1.    Acceleration..............................................................28
         12.2.    Other Remedies............................................................28
         12.3.    Rescission................................................................28
         12.4.    No Waivers or Election of Remedies, Expenses, etc.........................29

13.      REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES......................................29

         13.1.    Registration of Notes.....................................................29
         13.2.    Transfer and Exchange of Notes............................................29
         13.3.    Replacement of Notes......................................................30

                                                                                           PAGE
                                                                                           ----
14.      PAYMENTS ON NOTES..................................................................30
         14.1.    Place of Payment..........................................................30
         14.2.    Home Office Payment.......................................................30

15.      EXPENSES, ETC......................................................................31

         15.1.    Transaction Expenses......................................................31
         15.2.    Survival..................................................................31

16.      SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT.......................31

17.      AMENDMENT AND WAIVER...............................................................31

         17.1.    Requirements..............................................................31
         17.2.    Solicitation of Holders of Notes..........................................32
         17.3.    Binding Effect, etc.......................................................32
         17.4.    Notes held by Company, etc................................................33

18.      NOTICES............................................................................33

19.      REPRODUCTION OF DOCUMENTS..........................................................33

20.      CONFIDENTIAL INFORMATION...........................................................33

21.      MISCELLANEOUS......................................................................35

         21.1.    Successors and Assigns....................................................35
         21.2.    Payments Due on Non-Business Days.........................................35
         21.3.    Severability..............................................................35
         21.4.    Construction..............................................................35
         21.5.    Counterparts..............................................................35
         21.6.    Governing Law.............................................................36


                              SCHEDULES & EXHIBITS
                              --------------------
SCHEDULE A        --       Information Relating to Purchasers

SCHEDULE B        --       Defined Terms

SCHEDULE 4.9      --       Changes in Corporate Structure

SCHEDULE 5.3      --       Disclosure Materials

SCHEDULE 5.4      --       Organization and Ownership of Shares of Subsidiaries

SCHEDULE 5.5      --       Financial Statements

SCHEDULE 5.8      --       Certain Litigation

SCHEDULE 5.11     --       Licenses, Permits, etc.

SCHEDULE 5.14     --       Use of Proceeds

SCHEDULE 5.15     --       Existing Indebtedness




EXHIBIT 1.1       --       Form of 7.70% Series A Senior Notes due September 1, 2005

EXHIBIT 1.2       --       Form of 7.87% Series B Senior Notes due September 1, 2007

EXHIBIT 1.3       --       Form of 7.94% Series C Senior Notes due September 1, 2010

EXHIBIT 4.4(a)    --       Form of Opinion of Counsel for the Company

EXHIBIT 4.4(b)    --       Form of Opinion of Special Counsel for the Purchasers

EXHIBIT 5.13      --       Form of Offeree Letter

                            THE J.M. SMUCKER COMPANY
                                 STRAWBERRY LANE
                              ORRVILLE, OHIO 44667

                                   $60,000,000

         $17,000,000 7.70% SERIES A SENIOR NOTES DUE SEPTEMBER 1, 2005 $33,000,000 7.87% SERIES B SENIOR NOTES DUE SEPTEMBER 1, 2007 $10,000,000 7.94% SERIES C SENIOR NOTES DUE SEPTEMBER 1, 2010


                                                     Dated as of August 23, 2000

To Each of the Purchasers Listed in
  the Attached Schedule A:

Ladies and Gentlemen:

         THE J.M. SMUCKER COMPANY, an Ohio corporation (the "COMPANY"), agrees with you as follows:

1. AUTHORIZATION OF NOTES

         1.1. SERIES A NOTES

         The Company will authorize the issue and sale of $17,000,000 aggregate principal amount of its 7.70% Series A Senior Notes due September 1, 2005 (the "SERIES A NOTES", such term to include any such notes issued in substitution therefor pursuant to Section 13 of this Agreement or the Other Agreements (as hereinafter defined)). The Series A Notes shall be substantially in the form set out in Exhibit 1.1, with such changes therefrom, if any, as may be approved by you and the Company.

         1.2. SERIES B NOTES

         The Company will authorize the issue and sale of $33,000,000 aggregate principal amount of its 7.87% Series B Senior Notes due September 1, 2007 (the "SERIES B NOTEs", such term to include any such notes issued in substitution therefor pursuant to Section 13 of this Agreement or the Other Agreements (as hereinafter defined)). The Series B Notes shall be substantially in the form set out in Exhibit 1.2, with such changes therefrom, if any, as may be approved by you and the Company.

         1.3. SERIES C NOTES

         The Company will authorize the issue and sale of $10,000,000 aggregate principal amount of its 7.94% Series C Senior Notes due September 1, 2010 (the "SERIES C NOTES", such term to include any such notes issued in substitution therefor pursuant to Section 13 of this Agreement or the Other Agreements (as hereinafter defined)). The Series C Notes shall be substantially in the form set out in Exhibit 1.3, with such changes therefrom, if any, as may be approved by you and the Company.

         1.4. CERTAIN DEFINED TERMS

         The Series A Notes, Series B Notes and Series C Notes (each, a "SERIES") are herein referred to collectively as the "NOTES," and individually as a "NOTE." Certain capitalized terms used in this Agreement are defined in Schedule B; references to a "Schedule" or an "Exhibit" are, unless otherwise specified, to a Schedule or an Exhibit attached to this Agreement.

2.       SALE AND PURCHASE OF NOTES

         Subject to the terms and conditions of this Agreement, the Company will issue and sell to you and you will purchase from the Company, at the Closing provided for in Section 3, Notes in the principal amount and in the Series specified opposite your name in Schedule A at the purchase price of 100% of the principal amount thereof. Contemporaneously with entering into this Agreement, the Company is entering into separate Note Purchase Agreements (the "OTHER AGREEMENTS") identical with this Agreement with each of the other purchasers named in Schedule A (the "OTHER PURCHASERS"), providing for the sale at such Closing to each of the Other Purchasers of Notes in the principal amount and in the Series specified opposite its name in Schedule A. Your obligation hereunder and the obligations of the Other Purchasers under the Other Agreements are several and not joint obligations and you shall have no obligation under any Other Agreement and no liability to any Person for the performance or non-performance by any Other Purchaser thereunder.

3.       CLOSING

         The sale and purchase of the Notes to be purchased by you and the Other Purchasers shall occur at the offices of Bingham Dana LLP, One State Street, Hartford, Connecticut 06103, at 10:00 a.m., local time, at a closing (the "CLOSING") on August 23, 2000 or on such other Business Day thereafter on or prior to August 30, 2000 as may be agreed upon by the Company and you and the Other Purchasers. At the Closing the Company will deliver to you the Notes to be purchased by you in the form of a single Note for each Series (or such greater number of Notes in denominations of at least $100,000 as you may request) dated the date of the Closing and registered in your name (or in the name of your nominee), against delivery by you to the Company or its order of immediately available funds in the amount of the purchase price therefor by wire transfer of immediately available funds for the account of the Company to account number 2037464 at National City Bank, Cleveland, Ohio, ABA number 041000124, Attn: The J.M. Smucker Company. If at the Closing the Company shall fail to tender such Notes to you as provided above in this Section 3, or any of the conditions specified in Section 4 shall not have been fulfilled to your satisfaction, you shall, at your election, be relieved of all further obligations under this Agreement, without thereby waiving any rights you may have by reason of such failure or such nonfulfillment.

4.       CONDITIONS TO CLOSING

         Your obligation to purchase and pay for the Notes to be sold to you at the Closing is subject to the fulfillment to your reasonable satisfaction, prior to or at the Closing, of the following conditions:

         4.1. REPRESENTATIONS AND WARRANTIES.

         The representations and warranties of the Company in this Agreement shall be correct when made and at the time of the Closing.

         4.2. PERFORMANCE; NO DEFAULT.

         The Company shall have performed and complied with all agreements and conditions contained in this Agreement required to be performed or complied with by it prior to or at the Closing and after giving effect to the issue and sale of the Notes (and the application of the proceeds thereof as contemplated by Schedule 5.14) no Default or Event of Default shall have occurred and be continuing.

         4.3. COMPLIANCE CERTIFICATES.

                  (a) OFFICER'S CERTIFICATE. The Company shall have delivered to you an Officer's Certificate, dated the date of the Closing, certifying that the conditions specified in Sections 4.1, 4.2 and 4.9 have been fulfilled.

                  (b) SECRETARY'S CERTIFICATE. The Company shall have delivered to you a certificate certifying as to the resolutions attached thereto and other corporate proceedings relating to the authorization, execution and delivery of the Notes, this Agreement and the Other Agreements.

         4.4. OPINIONS OF COUNSEL.

         You shall have received opinions in form and substance satisfactory to you, dated the date of the Closing from

                  (a) Steven J. Ellcessor, General Counsel of the Company, in the form set forth in Exhibit 4.4(a) (and the Company hereby instructs its counsel to deliver such opinion to you), and

                  (b) Bingham Dana LLP, your special counsel in connection with such transactions, in the form set forth in Exhibit 4.4(b).

         4.5. PURCHASE PERMITTED BY APPLICABLE LAW, ETC.

         On the date of the Closing your purchase of Notes shall (i) be permitted by the laws and regulations of each jurisdiction to which you are subject, without recourse to provisions (such as Section 1405(a)(8) of the New York Insurance Law) permitting limited investments by insurance companies without restriction as to the character of the particular investment, (ii) not violate any applicable law or regulation (including, without limitation, Regulation T, U or X of the Board of Governors of the Federal Reserve System) and (iii) not subject you to any tax, penalty or liability under or pursuant to any applicable law or regulation, which law or regulation was not in effect on the date hereof. If requested by you, you shall have received an Officer's Certificate certifying as to such matters of fact as you may reasonably specify to enable you to determine whether such purchase is so permitted.

         4.6. SALE OF OTHER NOTES.

         Contemporaneously with the Closing the Company shall sell to the Other Purchasers and the Other Purchasers shall purchase the Notes to be purchased by them at the Closing as specified in Schedule A.

         4.7. PAYMENT OF SPECIAL COUNSEL FEES.

         Without limiting the provisions of Section 15.1, the Company shall have paid on or before the Closing the reasonable fees, charges and disbursements of Bingham Dana LLP, your special counsel referred to in Section 4.4, to the extent reflected in a statement of such counsel rendered to the Company at least one Business Day prior to the Closing, which statement will include all accrued fees and disbursements of such counsel, together with an estimate for the additional fees and disbursements of such counsel necessary to complete the Closing and all post-closing matters relating thereto (including, without limitation, preparation of closing files).

         4.8. PRIVATE PLACEMENT NUMBER.

         A Private Placement number issued by Standard & Poor's CUSIP Service Bureau (in cooperation with the Securities Valuation Office of the National Association of Insurance Commissioners) shall have been obtained by the Company for each Series of Notes.

         4.9. CHANGES IN CORPORATE STRUCTURE.

         Except for the merger of JMS-Ohio, a wholly-owned Subsidiary of the Company, with and into the Company, as further described in the Proxy Statement of the Company dated July 14, 2000, which has been delivered to you, and as specified in Schedule 4.9, the Company shall not have changed its jurisdiction of incorporation or been a party to any merger or consolidation and shall not have succeeded to all or any substantial part of the liabilities of any other entity, at any time following the date of the most recent financial statements referred to in Schedule 5.5.

         4.10. PROCEEDINGS AND DOCUMENTS.

         All corporate and other proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be satisfactory to you and your special counsel, and you and your special counsel shall have received all such counterpart originals or certified or other copies of such documents as you or they may reasonably request.

5.       REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         The Company represents and warrants to you that:

         5.1. ORGANIZATION; POWER AND AUTHORITY.

         The Company is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, and is duly qualified as a foreign corporation and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company has the corporate power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, to execute and deliver this Agreement and the Other Agreements and the Notes and to perform the provisions hereof and thereof.

         5.2. AUTHORIZATION, ETC.

         This Agreement and the Other Agreements and the Notes have been duly authorized by all necessary corporate action on the part of the Company, and this Agreement constitutes, and upon execution and delivery thereof each Note will constitute, a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

         5.3. DISCLOSURE.

         Except as disclosed in Schedule 5.3, this Agreement, the documents, certificates or other writings identified in Schedule 5.3, the financial statements listed in Schedule 5.5 and the Proxy Statement of the Company dated July 14, 2000, taken as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made. Except as expressly described in Schedule 5.3, or in one of the documents, certificates or other writings identified therein, or in the financial statements listed in Schedule 5.5, since April 30, 2000, there has been no change in the financial condition, operations, business or properties of the Company or any of its Subsidiaries except changes that individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect.

         5.4. ORGANIZATION AND OWNERSHIP OF SHARES OF SUBSIDIARIES .

                  (a) Schedule 5.4 is (except as noted therein) a complete and correct list of the Company's Subsidiaries, showing, as to each Subsidiary, the correct name thereof, the jurisdiction of its organization, and the percentage of shares of each class of its capital stock or similar equity interests outstanding owned by the Company and each other Subsidiary.

                  (b) All of the outstanding shares of capital stock or similar equity interests of each Subsidiary shown in Schedule 5.4 as being owned by the Company and its Subsidiaries have been validly issued, are fully paid and nonassessable and are owned by the Company or another Subsidiary free and clear of any Lien (except as otherwise disclosed in Schedule 5.4).

                  (c) Each Subsidiary identified in Schedule 5.4 is a corporation or other legal entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and is duly qualified as a foreign corporation or other legal entity and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each such Subsidiary has the corporate or other power and authority to own or hold under lease the properties it purports to own or hold under lease and to transact the business it transacts and proposes to transact.

         5.5. FINANCIAL STATEMENTS.

         The Company has delivered to each Purchaser copies of the financial statements of the Company and its Subsidiaries listed on Schedule 5.5. All of said financial statements (including in each case the related schedules and notes) fairly present in all material respects the consolidated financial position of the Company and its Subsidiaries as of the respective dates specified in such Schedule and the consolidated results of their operations and cash flows for the respective periods so specified and have been prepared in accordance with GAAP consistently applied throughout the periods involved except as set forth in the notes thereto (subject, in the case of any interim financial statements, to normal year-end adjustments).

         5.6. COMPLIANCE WITH LAWS, OTHER INSTRUMENTS, ETC.

         The execution, delivery and performance by the Company of this Agreement and the Notes will not

                  (a) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of the Company or any Subsidiary under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, corporate charter or by-laws, or any other Material agreement or instrument to which the Company or any Subsidiary is bound or by which the Company or any Subsidiary or any of their respective properties may be bound or affected,

                  (b) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to the Company or any Subsidiary or

                  (c) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to the Company or any Subsidiary.

         5.7. GOVERNMENTAL AUTHORIZATIONS, ETC.

         Except for regular and routine filings with the Securities and Exchange Commission, no consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery or performance by the Company of this Agreement or the Notes.

         5.8. LITIGATION; OBSERVANCE OF STATUTES AND ORDERS.

                  (a) Except as disclosed in Schedule 5.8, there are no actions, suits or proceedings pending or, to the knowledge of the Company, threatened against or affecting the Company or any Subsidiary or any property of the Company or any Subsidiary in any court or before any arbitrator of any kind or before or by any Governmental Authority that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

                  (b) Neither the Company nor any Subsidiary is in default under any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority or is in violation of any applicable law, ordinance, rule or regulation (including without limitation Environmental Laws) of any Governmental Authority, which default or violation, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

         5.9. TAXES.

         The Company and its Subsidiaries have filed all income tax returns that are required to have been filed in any jurisdiction, and have paid all taxes shown to be due and payable on such returns and all other taxes and assessments payable by them, to the extent such taxes and assessments have become due and payable and before they have become delinquent, except for any taxes and assessments (i) the amount of which is not individually or in the aggregate Material or (ii) the amount, applicability or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which the Company or a Subsidiary, as the case may be, has established adequate reserves in accordance with GAAP. The federal income tax liabilities of the Company and its Subsidiaries have been determined by the Internal Revenue Service and paid for all fiscal years up to and including the fiscal year ended April 30, 1998.

         5.10. TITLE TO PROPERTY; LEASES.

         The Company and its Subsidiaries have good and sufficient title to their respective Material properties, including all such properties reflected in the most recent audited balance sheet referred to in Section 5.5 or purported to have been acquired by the Company or any Subsidiary after said date (except as sold or otherwise disposed of in the ordinary course of business), in each case free and clear of Liens prohibited by this Agreement, except for those defects in title and Liens that, individually or in the aggregate, would not have a Material Adverse Effect. All Material leases are valid and subsisting and are in full force and effect in all material respects.

         5.11. LICENSES, PERMITS, ETC.

         Except as disclosed in Schedule 5.11, the Company and its Subsidiaries own or possess all licenses, permits, franchises, authorizations, patents, copyrights, service marks, trademarks and trade names, or rights thereto, that are Material, without known conflict with the rights of others, except for those conflicts that, individually or in the aggregate, would not have a Material Adverse Effect.

         5.12. COMPLIANCE WITH ERISA.

                  (a) The Company and each ERISA Affiliate have operated and administered each Plan in compliance with all applicable laws except for such instances of noncompliance as have not resulted in and could not reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any ERISA Affiliate has incurred any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans (as defined in section 3 of ERISA), and no event, transaction or condition has occurred or exists that would reasonably be expected to result in the incurrence of any such liability by the Company or any ERISA Affiliate, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate, in either case pursuant to Title I or IV of ERISA or to such penalty or excise tax provisions or to section 401(a)(29) or 412 of the Code, other than such liabilities or Liens as would not be individually or in the aggregate Material.

                  (b) The present value of the aggregate benefit liabilities under each of the Plans (other than Multiemployer Plans), determined as of the end of such Plan's most recently ended plan year on the basis of the actuarial assumptions specified for funding purposes in such Plan's most recent actuarial valuation report, did not exceed the aggregate current value of the assets of such Plan allocable to such benefit liabilities. The term "benefit liabilities" has the meaning specified in section 4001 of ERISA and the terms "current value" and "present value" have the meaning specified in section 3 of ERISA.

                  (c) The Company and its ERISA Affiliates have not incurred withdrawal liabilities (and are not subject to contingent withdrawal liabilities) under section 4201 or 4204 of ERISA in respect of Multiemployer Plans that individually or in the aggregate are Material.

                  (d) The expected postretirement benefit obligation (determined as of the last day of the Company's most recently ended fiscal year in accordance with Financial Accounting Standards Board Statement No. 106, without regard to liabilities attributable to continuation coverage mandated by section 4980B of the Code) of the Company and its Subsidiaries is, as of April 30, 2000, $13,593,000.

                  (e) The execution and delivery of this Agreement and the issuance and sale of the Notes hereunder will not involve any transaction that is subject to the prohibitions of section 406 of ERISA or in connection with which a tax could be imposed pursuant to section 4975(c)(1)(A)-(D) of the Code. The representation by the Company in the first sentence of this Section 5.12(e) is made in reliance upon and subject to the accuracy of your representation in Section 6.2 as to the Sources to be used to pay the purchase price of the Notes to be purchased by you.

         5.13. PRIVATE OFFERING BY THE COMPANY.

         Neither the Company nor, based solely on the letter of William Blair & Company attached hereto as Exhibit 5.13 (the "OFFEREE LETTER"), any Person acting on its behalf, has offered the Notes or any similar Securities for sale to, or solicited any offer to buy any of the same from, or otherwise approached or negotiated in respect thereof with, any Person other than you, the Other Purchasers and not more than 6 other Institutional Investors (as defined in clause (c) of the definition of such term), each of which has been offered the Notes at a private sale for investment. Neither the Company nor, based solely on the Offeree Letter, any Person acting on its behalf has taken, or will take, any action that would subject the issuance or sale of the Notes to the registration requirements of Section 5 of the Securities Act. William Blair & Company is the only Person the Company has authorized to act on its behalf in connection with the matters referred to in this Section 5.13.

         5.14. USE OF PROCEEDS; MARGIN REGULATIONS.

         The Company will apply the proceeds of the sale of the Notes for the purposes set forth in Schedule 5.14. None of the proceeds from the sale of the Notes hereunder will be used, directly or indirectly, for the purpose of buying or carrying or trading in any securities under such circumstances as to involve the Company in a violation of Regulation U of the Board of Governors of the Federal Reserve System (12 CFR 221) or a violation of Regulation X of said Board (12 CFR 224) or to involve any broker or dealer in a violation of Regulation T of said Board (12 CFR 220). Margin stock does not constitute more than 5% of the value of the consolidated assets of the Company and its Subsidiaries and the Company does not have any present intention that margin stock will constitute more than 5% of the value of such assets. As used in this Section, the terms "margin stock" and "purpose of buying or carrying" shall have the meanings assigned to them in said Regulation U.

         5.15. EXISTING INDEBTEDNESS.

         Except as described therein, Schedule 5.15 sets forth a complete and correct list of all outstanding Indebtedness of the Company and its Subsidiaries as of April 30, 2000, since which date there has been no Material change in the amounts, interest rates, sinking funds, installment payments or maturities of the Indebtedness of the Company or its Subsidiaries. Neither the Company nor any Subsidiary is in default and no waiver of default is currently in effect, in the payment of any principal or interest on any Indebtedness of the Company or such Subsidiary and no event or condition exists with respect to any Indebtedness of the Company or any Subsidiary the outstanding principal amount of which exceeds $15,000,000 that would permit (or that with notice or the lapse of time, or both, would permit) one or more Persons to cause such Indebtedness to become due and payable before its stated maturity or before its regularly scheduled dates of payment.

          5.16. FOREIGN ASSETS CONTROL REGULATIONS, ETC.

         Neither the sale of the Notes by the Company hereunder nor its use of the proceeds thereof will violate the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto.

         5.17. STATUS UNDER CERTAIN STATUTES.

         Neither the Company nor any Subsidiary is subject to regulation under the Investment Company Act of 1940, as amended, the Public Utility Holding Company Act of 1935, as amended, the Transportation Acts, as amended, or the Federal Power Act, as amended.

6.       REPRESENTATIONS OF THE PURCHASER

         6.1. PURCHASE FOR INVESTMENT.

         You represent that you are purchasing the Notes for your own account or for one or more separate accounts maintained by you or for the account of one or more pension or trust funds and not with a view to the distribution thereof, provided that the disposition of your or their property shall at all times be within your or their control. You understand that the Notes have not been registered under the Securities Act and that the Company is not required to register the Notes. You represent and agree that you will not resell any Notes unless such Notes are registered pursuant to the provisions of the Securities Act or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by law. By the resale of any Note, the seller thereof, and by the acceptance of any Note, the purchaser thereof, shall be deemed to have represented to the Company that such Note has not been sold in violation of the Securities Act.

         6.2. SOURCE OF FUNDS.

         You represent that at least one of the following statements is an accurate representation as to each source of funds (a "SOURCE") to be used by you to pay the purchase price of the Notes to be purchased by you hereunder:

                  (a) INSURANCE COMPANY GENERAL ACCOUNT -- the Source is an "insurance company general account" as defined in PTE 95-60 (60 FR 35925, July 12, 1995) and in respect thereof you represent that there is no "employee benefit plan" (as defined in section 3(3) of ERISA and section 4975(e)(1) of the Code, treating as a single plan all plans maintained by the same employer (and affiliates thereof as defined in section V(a)(1) of PTE 95-60) or employee organization or affiliate thereof) with respect to which the amount of the general account reserves and liabilities of all contracts held by or on behalf of such plan exceeds 10% of the total reserves and liabilities of such general account as determined under PTE 95-60 (exclusive of separate account liabilities) plus surplus, as set forth in the National Association of Insurance Commissioners' Annual Statement filed with your state of domicile and that such acquisition is eligible for and satisfies the other requirements of such exemption; or

                  (b) SEPARATE ACCOUNT - the Source is a separate account:

                           (i) 10% POOLED SEPARATE ACCOUNT -- that is an
                  insurance company pooled separate account, within the meaning of DOL Prohibited Transaction Class Exemption 90-1 (issued January 29, 1990), and to the extent that there is any employee benefit plan, or group of plans maintained by the same employer or employee organization, whose assets in such separate account exceed ten percent (10%) of the assets of such separate account, you have disclosed the names of such plans to the Company in writing; or

                           (ii) IDENTIFIED PLAN ASSETS -- that is comprised of
                  employee benefit plans identified by you in writing and with respect to which the Company hereby warrants and represents that, as of the date of Closing, neither the Company nor any ERISA Affiliate is a "party in interest" (as defined in section 3 of ERISA) or a "disqualified person" (as defined in section 4975 of the Code) with respect to any plan so identified; or

                           (iii) GUARANTIED SEPARATE ACCOUNT -- that is
                  maintained solely in connection with fixed contractual obligations of an insurance company, under which any amounts payable, or credited, to any employee benefit plan having an interest in such account and to any participant or beneficiary of such plan (including an annuitant) are not affected in any manner by the investment performance of the separate account (as provided by 29 CFR Sec. 2510.3-101(h)(1)(iii)); or

                  (c) QPAM FUNDS -- the Source constitutes assets of an "investment fund" (within the meaning of part V of PTE 84-14 (the "QPAM EXEMPTION")) managed by a "qualified professional asset manager" or "QPAM" (within the meaning of part V of the QPAM Exemption), no employee benefit plan's assets that are included in such investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of section V(c)(1) of the QPAM Exemption) of such employer or by the same employee organization and managed by such QPAM, exceed twenty percent (20%) of the total client assets managed by such QPAM, the conditions of part I(c) and (g) of the QPAM Exemption are satisfied, neither the QPAM nor a person controlling or controlled by the QPAM (applying the definition of "control" in section V(e) of the QPAM Exemption) owns a five percent (5%) or more interest in the Company and:

                           (i)  the identity of such QPAM and

                           (ii) the names of all employee benefit plans whose
                  assets are included in such investment fund;

         have been disclosed to the Company in writing pursuant to this Section 6.2(c); or

                  (d) GOVERNMENTAL PLANS -- the Source is a governmental plan;
         or

                  (e) IDENTIFIED PLANS OR FUNDS -- the Source is one or more employee benefit plans, or a separate account or trust fund comprised of one or more employee benefit plans, each of which has been identified to the Company in writing pursuant to this Section; or

                  (f) EXEMPT PLANS -- the Source does not include assets of any employee benefit plan, other than a plan exempt from the coverage of ERISA.

As used in this Section 6.2, the terms "employee benefit plan", "governmental plan" and "separate account" shall have the respective meanings assigned to such terms in section 3 of ERISA.

         6.3. AUTHORIZATION, ETC.

         You represent that this Agreement has been duly authorized by all necessary corporate action on your part, and that this Agreement constitutes a legal, valid and binding obligation upon you in accordance with its terms, except as limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and (ii) general principles of equity (regardless of whether considered in a proceeding in equity or at law).

7.       INFORMATION AS TO COMPANY

         7.1. FINANCIAL AND BUSINESS INFORMATION.

         The Company shall deliver to each holder of Notes that is an Institutional Investor:

                  (a) QUARTERLY STATEMENTS -- within 90 days after the end of each quarterly fiscal period in each fiscal year of the Company (other than the last quarterly fiscal period of each such fiscal year), duplicate copies of,

                           (i) a consolidated balance sheet of the Company and
                  its Subsidiaries as at the end of such quarter, and

                           (ii) consolidated statements of income, changes in
                  shareholders' equity and cash flows of the Company and its Subsidiaries, for such quarter and (in the case of the second and third quarters) for the portion of the fiscal year ending with such quarter, setting forth in each case in comparative form the figures for the corresponding periods in the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP applicable to quarterly financial statements generally, and certified by a Senior Financial Officer as fairly presenting, in all material respects, the financial position of the companies being reported on and their results of operations and cash flows, subject to changes resulting from year-end adjustments, provided that delivery within the time period specified above of copies of the Company's Quarterly Report on Form 10-Q prepared in compliance with the requirements therefor and filed with the Securities and Exchange Commission shall be deemed to satisfy the requirements of this Section 7.1(a);

                  (b) ANNUAL STATEMENTS -- within 120 days after the end of each fiscal year of the Company, duplicate copies of,

                           (i) a consolidated balance sheet of the Company and
                  its Subsidiaries, as at the end of such year, and

                           (ii) consolidated statements of income, changes in
                  shareholders' equity and cash flows of the Company and its Subsidiaries, for such year,

         setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP, and accompanied by an opinion thereon of independent certified public accountants of recognized national standing, which opinion shall state that such financial statements present fairly, in all material respects, the financial position of the companies being reported upon and their results of operations and cash flows and have been prepared in conformity with GAAP, and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards, and that such audit provides a reasonable basis for such opinion in the circumstances, provided that the delivery within the time period specified above of the Company's Annual Report on Form 10-K for such fiscal year (together with the Company's annual report to shareholders, if any, prepared pursuant to Rule 14a-3 under the Exchange Act) prepared in accordance with the requirements therefor and filed with the Securities and Exchange Commission shall be deemed to satisfy the requirements of this Section 7.1(b);

                  (c) SEC AND OTHER REPORTS -- promptly upon their becoming available, one copy of (i) each financial statement, report, notice or proxy statement sent by the Company or any Subsidiary to public securities holders generally, and (ii) each regular or periodic report, each registration statement that shall have become effective (without exhibits except as expressly requested by such holder), and each final prospectus and all amendments thereto filed by the Company or any Subsidiary with the Securities and Exchange Commission;

                  (d) NOTICE OF DEFAULT OR EVENT OF DEFAULT -- promptly, and in any event within five Business Days after a Responsible Officer becoming aware of the existence of any Default or Event of Default, a written notice specifying the nature and period of existence thereof and what action the Company is taking or proposes to take with respect thereto;

                  (e) ERISA MATTERS -- promptly, and in any event within five Business Days after a Responsible Officer becoming aware of any of the following, a written notice setting forth the nature thereof and the action, if any, that the Company or an ERISA Affiliate proposes to take with respect thereto:

                           (i) with respect to any Plan, any reportable event,
                  as defined in section 4043(b) of ERISA and the regulations thereunder (other than a reportable event of a technical and routine nature which occurs as a result of a transaction permitted under Section 10.8(b)), for which notice thereof has not been waived pursuant to such regulations as in effect on the date hereof; or

                           (ii) the taking by the PBGC of steps to institute, or
                  the threatening by the PBGC of the institution of, proceedings under section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Company or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by the PBGC with respect to such Multiemployer Plan; or

                           (iii) any event, transaction or condition that could
                  result in the incurrence of any liability by the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or such penalty or excise tax provisions, if such liability or Lien, taken together with any other such liabilities or Liens then existing, would reasonably be expected to have a Material Adverse Effect; and

                  (f) REQUESTED INFORMATION -- with reasonable promptness and to the extent not prohibited by applicable law, such other data and information relating to the business, operations, affairs, financial condition, assets or properties of the Company or any of its Subsidiaries or relating to the ability of the Company to perform its obligations hereunder and under the Notes as from time to time may be reasonably requested by any such holder of Notes.

         7.2. OFFICER'S CERTIFICATE .

         Each set of financial statements delivered to a holder of Notes pursuant to Section 7.1(a) or Section 7.1(b) hereof shall be accompanied by a certificate of a Senior Financial Officer setting forth:

                  (a) COVENANT COMPLIANCE -- the information (including detailed calculations) required in order to establish whether the Company was in compliance with the requirements of Section 10.3 through Section 10.9 hereof, inclusive, during the quarterly or annual period covered by the statements then being furnished (including with respect to each such Section, where applicable, the calculations of the maximum or minimum amount, ratio or percentage, as the case may be, permissible under the terms of such Sections, and the calculation of the amount, ratio or percentage then in existence); and

                  (b) EVENT OF DEFAULT -- a statement that such officer has reviewed the relevant terms hereof and has made, or caused to be made, under his or her supervision, a review of the transactions and conditions of the Company and its Subsidiaries from the beginning of the quarterly or annual period covered by the statements then being furnished to the date of the certificate and that such review shall not have disclosed the existence during such period of any condition or event that constitutes a Default or an Event of Default or, if any such condition or event existed or exists (including, without limitation, any such event or condition resulting from the failure of the Company or any Subsidiary to comply with any Environmental Law), specifying the nature and period of existence thereof and what action the Company shall have taken or proposes to take with respect thereto.

         7.3. INSPECTION.

         The Company shall permit the representatives of each holder of Notes that is an Institutional Investor:

                  (a) NO DEFAULT -- if no Default or Event of Default then exists, at the expense of such holder and upon reasonable prior notice to the Company, to visit the principal executive office of the Company, to discuss the affairs, finances and accounts of the Company and its Subsidiaries with the Company's officers, and, with the consent of the Company (which consent will not be unreasonably withheld) to visit the other offices and properties of the Company and each Subsidiary, all at such reasonable times and as often as may be reasonably requested in writing; and

                  (b) DEFAULT -- if a Default or Event of Default then exists, at the expense of the Company to visit and inspect any of the offices or properties of the Company or any Subsidiary, to examine all their respective books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers and independent public accountants (and by this provision the Company authorizes said accountants to discuss the affairs, finances and accounts of the Company and its Subsidiaries), all at such times and as often as may be requested.

8. PREPAYMENT OF THE NOTES

         8.1. PAYMENT OF NOTES AT MATURITY.

                  (a) SERIES A NOTES. The entire outstanding principal amount of, and the interest then accrued and unpaid on, the Series A Notes shall be due and payable on September 1, 2005.

                  (b) SERIES B NOTES. The entire outstanding principal amount of, and the interest then accrued and unpaid on, the Series B Notes shall be due and payable on September 1, 2007.

                  (c) SERIES C NOTES. The entire outstanding principal amount of, and the interest then accrued and unpaid on, the Series C Notes shall be due and payable on September 1, 2010.

         8.2. OPTIONAL PREPAYMENTS WITH MAKE-WHOLE AMOUNT. The Company may, at its option, upon notice as provided below, prepay at any time all, or from time to time any part of, the Notes, in an amount not less than 5% of the aggregate principal amount of the Notes then outstanding in the case of a partial prepayment, at 100% of the principal amount so prepaid, plus the Make-Whole Amount determined for the prepayment date with respect to such principal amount. The Company will give each holder of Notes written notice of each optional prepayment under this Section 8.2 not less than 30 days and not more than 60 days prior to the date fixed for such prepayment. Each such notice shall specify such date, the aggregate principal amount of the Notes to be prepaid on such date, the principal amount of each Note held by such holder to be prepaid (determined in accordance with Section 8.4), and the interest to be paid on the prepayment date with respect to such principal amount being prepaid, and shall be accompanied by a certificate of a Senior Financial Officer as to the estimated Make-Whole Amount due in connection with such prepayment (calculated as if the date of such notice were the date of the prepayment), setting forth the details of such computation. Two Business Days prior to such prepayment, the Company shall deliver to each holder of Notes a certificate of a Senior Financial Officer specifying the calculation of such Make-Whole Amount as of the specified prepayment date.

         8.3. CHANGE IN CONTROL.

                  (a) NOTICE OF CHANGE IN CONTROL OR CONTROL EVENT. The Company will, within five Business Days after any Responsible Officer has knowledge of the occurrence of any Change in Control or Control Event, give written notice of such Change in Control or Control Event to each holder of Notes unless notice in respect of such Change in Control (or the Change in Control contemplated by such Control Event) shall have been given pursuant to Section 8.3(b). If a Change in Control has occurred, such notice shall contain and constitute an offer to prepay Notes as described in Section 8.3(c) and shall be accompanied by the certificate described in Section 8.3(g).

                  (b) CONDITION TO COMPANY ACTION. The Company will not take any action that consummates or finalizes a Change in Control unless

                           (i) at least 30 days prior to such action it shall
                  have given to each holder of Notes written notice containing and constituting an offer to prepay Notes as described in
                  Section 8.3(c), accompanied by the certificate described in
                  Section 8.3(g), and

                           (ii) contemporaneously with such action, it prepays
                  all Notes required to be prepaid in accordance with this
                  Section 8.3.

                  (c) OFFER TO PREPAY NOTES. The offer to prepay Notes contemplated by Section 8.3(a) and Section 8.3(b) shall be an offer to prepay, in accordance with and subject to this Section 8.3, all, but not less than all, the Notes held by each holder (in this case only, "holder" in respect of any Note registered in the name of a nominee for a disclosed beneficial owner shall mean such beneficial owner) on a date specified in such offer (the "PROPOSED PREPAYMENT DATE"). If such Proposed Prepayment Date is in connection with an offer contemplated by
         Section 8.3(a), such date shall be not less than 30 days and not more than 60 days after the date of such offer (if the Proposed Prepayment Date shall not be specified in such offer, the Proposed Prepayment Date shall be the 30th day after the date of such offer).

                  (d) ACCEPTANCE. A holder of Notes may accept the offer to prepay made pursuant to this Section 8.3 by causing a notice of such acceptance to be delivered to the Company at least five Business Days prior to the Proposed Prepayment Date. A failure by a holder of Notes to respond to an offer to prepay made pursuant to this Section 8.3 shall be deemed to constitute an acceptance of such offer by such holder.

                  (e) PREPAYMENT. Prepayment of the Notes to be prepaid pursuant to this Section 8.3 shall be at 100% of the principal amount of such Notes, plus the Make-Whole Amount determined for the date of prepayment with respect to such principal amount, together with interest on such Notes accrued to the date of prepayment. Two Business Days preceding the date of prepayment, the Company shall deliver to each holder of Notes being prepaid a certificate of a Senior Financial Officer specifying the calculation of the Make-Whole Amount due in connection with such prepayment. The prepayment shall be made on the Proposed Prepayment Date except as provided in Section 8.3(f).

                  (f) DEFERRAL OF OBLIGATION TO PURCHASE. The obligation of the Company to prepay Notes pursuant to the offers accepted in accordance with Section 8.3(d) is subject to the occurrence of the Change in Control in respect of which such offers and acceptances shall have been made. In the event that such Change in Control does not occur on the Proposed Prepayment Date in respect thereof, the prepayment shall be deferred until and shall be made on the date on which such Change in Control occurs. The Company shall keep each holder of Notes reasonably and timely informed of

                           (i) any such deferral of the date of prepayment,

                           (ii) the date on which such Change in Control and the
                  prepayment are expected to occur, and

                           (iii) any determination by the Company that efforts
                  to effect such Change in Control have ceased or been abandoned (in which case the offers and acceptances made pursuant to this Section 8.3 in respect of such Change in Control shall be deemed rescinded).

                  (g) OFFICER'S CERTIFICATE. Each offer to prepay the Notes pursuant to this Section 8.3 shall be accompanied by a certificate, executed by a Senior Financial Officer of the Company and dated the date of such offer, specifying:

                           (i) the Proposed Prepayment Date;

                           (ii) that such offer is made pursuant to this Section
                  8.3;

                           (iii) the principal amount and Series of each Note
                  offered to be prepaid;

                           (iv) the last date upon which the offer can be
                  accepted or rejected, and setting forth the consequences of failing to provide an acceptance or rejection, as provided in
                  Section 8.3(d);

                           (v) the estimated Make-Whole Amount, if any, due in
                  connection with such prepayment (calculated as if the date of such notice were the date of the prepayment), setting forth the details of such computation;

                           (vi) the interest that would be due on each Note
                  offered to be prepaid, accrued to the Proposed Prepayment
                  Date;

                           (vii) that the conditions of this Section 8.3 have
                  been fulfilled; and

                           (viii) in reasonable detail, the nature and date or
                  proposed date of the Change in Control.

         8.4. ALLOCATION OF PARTIAL PREPAYMENTS.

         In the case of each partial prepayment of the Notes, the principal amount of the Notes to be prepaid shall be allocated among all of the Notes (without regard to Series) at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof not theretofore called for prepayment; provided, however, that, following such allocation, any holder of Notes may (but shall not be required to) consent to the Company's request to re-allocate all or any portion of the principal amount so prepaid to such holder among one or more Series of Notes held by such holder (in such proportions as the Company may request); provided, further, that (a) any such request made by the Company shall be made on the same terms to all holders of at least two Series of Notes, one of which is the Series to which the Company desires to make such re-allocation and (b) promptly after such re-allocation, the Company shall deliver to each holder of Notes a written notice setting forth the outstanding principal amount of each Series of Notes held by each holder following such re-allocation.

         8.5. MATURITY; SURRENDER, ETC.

         In the case of each prepayment of Notes pursuant to this Section 8, the principal amount of each Note to be prepaid shall mature and become due and payable on the date fixed for such prepayment, together with interest on such principal amount accrued to such date and the applicable Make-Whole Amount, if any. From and after such date, unless the Company shall fail to pay such principal amount when so due and payable, together with the interest and Make-Whole Amount, if any, as aforesaid, interest on such principal amount shall cease to accrue. Any Note paid or prepaid in full shall be surrendered to the Company and cancelled and shall not be reissued, and no Note shall be issued in lieu of any prepaid principal amount of any Note.

         8.6. PURCHASE OF NOTES.

         Except as otherwise provided in this Section 8, the Company will not and will not permit any Affiliate to purchase, redeem, prepay, or otherwise acquire, directly or indirectly, any of the outstanding Notes except pursuant to an offer to purchase (which offer may or may not include the Make-Whole Amount, if any, or any portion thereof) made by the Company or an Affiliate pro rata to the holders of all Notes (without regard to Series) at the time outstanding upon the same terms and conditions, provided that at the time such offer is made and after giving effect to such purchase, no Default or Event of Default shall exist. Any such offer shall provide each holder with sufficient information to enable it to make an informed decision with respect to such offer, shall contain a representation by the Company that no Default or Event of Default exists or would exist after giving effect to such proposed purchase of Notes, and shall remain open for at least ten Business Days. If the holders of more than 50% of the principal amount of the Notes then outstanding accept such offer, the Company shall promptly notify the remaining holders of such fact and the expiration date for the acceptance by holders of Notes of such offer shall be extended by the number of days necessary to give each such remaining holder at least ten Business Days from its receipt of such notice to accept such offer. The Company will promptly cancel all Notes acquired by it or any Affiliate pursuant to any payment, prepayment or purchase of Notes pursuant to any provision of this Agreement and no Notes may be issued in substitution or exchange for any such Notes.

         8.7. MAKE-WHOLE AMOUNT.

         The term "Make-Whole Amount" means, with respect to any Note of any Series, an amount equal to the excess, if any, of the Discounted Value of the Remaining Scheduled Payments with respect to the Called Principal of such Note over the amount of such Called Principal, provided that the Make-Whole Amount may in no event be less than zero. For the purposes of determining the Make-Whole Amount, the following terms have the following meanings:

                  "CALLED PRINCIPAL" means, with respect to any Note of any Series, the principal of such Note that is to be prepaid pursuant to the terms hereof or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.

                  "DISCOUNTED VALUE" means, with respect to the Called Principal of any Note of any Series, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on such Series of Notes is payable) equal to the Reinvestment Yield with respect to such Called Principal.

                  "REINVESTMENT YIELD" means, with respect to the Called Principal of any Note of any Series, 0.50% over the yield to maturity implied by

                           (i) the yields reported, as of 10:00 A.M. (New York
                  City time) on the second Business Day preceding the Settlement Date with respect to such Called Principal, on the display designated as Page "PX1" on the Bloomberg Financial Market Service (or such other display as may replace Page "PX1" on the Bloomberg Financial Market Service) for actively traded U.S. Treasury securities having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date, or

                           (ii) if such yields are not reported as of such time
                  or the yields reported as of such time are not ascertainable, the Treasury Constant Maturity Series Yields reported, for the latest day for which such yields have been so reported as of the second Business Day preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (519) (or any comparable successor publication) for actively traded U.S. Treasury securities having a constant maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date.

         Such implied yield will be determined, if necessary, by (a) converting U.S. Treasury bill quotations to bond-equivalent yields in accordance with accepted financial practice and (b) interpolating linearly between
         (1) the actively traded U.S. Treasury security with the duration closest to and greater than such Remaining Average Life and (2) the actively traded U.S. Treasury security with the duration closest to and less than such Remaining Average Life.

                  "REMAINING AVERAGE LIFE" means, with respect to any Called Principal of any Series of Notes, the number of years (calculated to the nearest one-twelfth year) obtained by dividing (i) such Called Principal into (ii) the sum of the products obtained by multiplying (a) the principal component of each Remaining Scheduled Payment with respect to such Called Principal by (b) the number of years (calculated to the nearest one-twelfth year) that will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.

                  "REMAINING SCHEDULED PAYMENTS" means, with respect to the Called Principal of any Note of any Series, all payments of such Called Principal and interest thereon that would be due after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date, provided that if such Settlement Date is not a date on which interest payments are due to be made under the terms of the Notes of such Series, then the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to such Settlement Date and required to be paid on such Settlement Date.

                  "SETTLEMENT DATE" means, with respect to the Called Principal of any Note of any Series, the date on which such Called Principal is to be prepaid pursuant to the terms hereof or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.

9.       AFFIRMATIVE COVENANTS

         The Company covenants that so long as any of the Notes are outstanding:

         9.1. COMPLIANCE WITH LAW.

         The Company will and will cause each of its Subsidiaries to comply with all laws, ordinances or governmental rules or regulations to which each of them is subject, including, without limitation, Environmental Laws, and will obtain and maintain in effect all licenses, certificates, permits, franchises and other governmental authorizations necessary to the ownership of their respective properties or to the conduct of their respective businesses, in each case to the extent necessary to ensure that non-compliance with such laws, ordinances or governmental rules or regulations or failures to obtain or maintain in effect such licenses, certificates, permits, franchises and other governmental authorizations would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

         9.2. INSURANCE.

         The Company will and will cause each of its Subsidiaries to maintain, with financially sound and reputable insurers, insurance with respect to their respective properties and businesses against such casualties and contingencies, of such types, on such terms and in such amounts (including deductibles, co-insurance and self-insurance, if adequate reserves are maintained with respect thereto) so that such insurance, taken as a whole, shall be customary for entities of established reputations engaged in the same or a similar business and similarly situated.

         9.3. MAINTENANCE OF PROPERTIES.

         The Company will and will cause each of its Subsidiaries to maintain and keep, or cause to be maintained and kept, their respective properties in good repair, working order and condition (other than ordinary wear and tear), so that the business carried on in connection therewith may be properly conducted at all times, provided that this Section shall not prevent the Company or any Subsidiary from discontinuing the operation and the maintenance of any of its properties if such discontinuance is desirable in the conduct of its business and the Company has concluded that such discontinuance would not, individually or in the aggregate, have a Material Adverse Effect.

         9.4. PAYMENT OF TAXES AND CLAIMS.

         The Company will and will cause each of its Subsidiaries to file all income tax or similar tax returns required to be filed in any jurisdiction and to pay and discharge all taxes shown to be due and payable on such returns and all other taxes, assessments, governmental charges, or levies payable by any of them, to the extent such taxes and assessments have become due and payable and before they have become delinquent and all claims for which sums have become due and payable that have or might become a Lien on properties or assets of the Company or any Subsidiary, provided that neither the Company nor any Subsidiary need pay any such tax or assessment or claims if (i) the amount, applicability or validity thereof is contested by the Company or such Subsidiary on a timely basis in good faith and in appropriate proceedings, and the Company or a Subsidiary has established adequate reserves therefor in accordance with GAAP on the books of the Company or such Subsidiary or (ii) the nonpayment of all such taxes and assessments in the aggregate would not reasonably be expected to have a Material Adverse Effect.

         9.5. CORPORATE EXISTENCE, ETC.

         The Company will at all times preserve and keep in full force and effect its corporate existence. Subject to Sections 10.2 and 10.8, the Company will at all times preserve and keep in full force and effect the corporate existence of each of its Subsidiaries (unless merged into the Company or a Subsidiary) and all rights and franchises of the Company and its Subsidiaries unless, in the good faith judgment of the Company, the termination of or failure to preserve and keep in full force and effect such corporate existence, right or franchise would not, individually or in the aggregate, have a Material Adverse Effect.

         9.6. PARI PASSU RANKING.

         The Notes shall at all times rank pari passu, without preference or priority, with all other outstanding, unsecured, unsubordinated Indebtedness of the Company, present and future, that have not been accorded preferential rights.

10.      NEGATIVE COVENANTS

         The Company covenants that so long as any of the Notes are outstanding:

         10.1. TRANSACTIONS WITH AFFILIATES.

         The Company will not and will not permit any Subsidiary to enter into directly or indirectly any Material transaction or Material group of related transactions (including, without limitation, the purchase, lease, sale or exchange of properties of any kind or the rendering of any service) with any Affiliate (other than the Company or another Subsidiary), except pursuant to the reasonable requirements of the Company's or such Subsidiary's business and upon fair and reasonable terms no less favorable to the Company or such Subsidiary than would be obtainable in a comparable arm's-length transaction with a Person not an Affiliate.

         10.2. MERGER, CONSOLIDATION, ETC.

         The Company will not consolidate with or merge with any other corporation or convey, transfer or lease substantially all of its assets in a single transaction or series of transactions to any Person unless:

                  (a) the successor formed by such consolidation or the survivor of such merger or the Person that acquires by conveyance, transfer or lease substantially all of the assets of the

         Company as an entirety (the "SURVIVOR"), as the case may be, shall be a solvent corporation organized and existing under the laws of the United States, any state thereof or the District of Columbia, and, if the Company is not such corporation, such corporation shall have expressly assumed in writing, pursuant to such agreements and instruments as shall be reasonably satisfactory to the Required Holders, the due and punctual payment of the principal of and Make-Whole Amount, if any, and interest on all of the Notes, according to their tenor, and the due and punctual performance and observance of each covenant and condition of this Agreement, the Other Agreements and the Notes to be performed or observed by the Company; and

                  (b) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing.

No such conveyance, transfer or lease of substantially all of the assets of the Company shall have the effect of releasing the Company or any successor corporation that shall theretofore have become such in the manner prescribed in this Section 10.2 from its liability under this Agreement or the Notes.

         10.3. CONSOLIDATED NET WORTH.

         The Company will not, at any time, permit Consolidated Net Worth to be less than Two Hundred Forty Million Dollars ($240,000,000).

         10.4. INCURRENCE OF FUNDED DEBT.


         The Company will not, and will not permit any Subsidiary to, directly or indirectly, create, incur, assume, guarantee, or otherwise become directly or indirectly liable with respect to, any Funded Debt, except:

                  (a) the Notes;

                  (b) Funded Debt owing to the Company or a Wholly-Owned Subsidiary;

                  (c) Funded Debt outstanding on the date hereof and disclosed in Schedule 5.15, and any renewals, extensions, and refundings thereof so long as (i) no Default or Event of Default shall exist, and (ii) there is no increase in the aggregate principal amount thereof outstanding, in each case on the date of any such renewal, extension or refunding; and

                  (d) additional Funded Debt so long as on the date the Company or such Subsidiary becomes liable with respect to any such Funded Debt and immediately after giving effect thereto and the concurrent retirement of any other Funded Debt,

                           (i) no Default or Event of Default exists,

                           (ii) the sum of (A) Consolidated Senior Funded Debt,
                  plus (B) the Clean-Down Amount of Consolidated Current Debt, does not exceed 55% of Consolidated Total Capitalization, and

                           (iii) the sum of (A) Consolidated Funded Debt, plus
                  (B) the Clean-Down Amount of Consolidated Current Debt, does not exceed 65% of Consolidated Total Capitalization.

         As used in this Section 10.4, the term "Clean-Down Amount of Consolidated Current Debt" means, at any date, the lowest average daily amount of Consolidated Current Debt outstanding during any period of thirty (30) consecutive days occurring in the twelve consecutive calendar months most recently ended as of such date (or on such date if such date shall be the last day of a calendar month).

         For the purposes of this Section 10.4, any Person becoming a Subsidiary after the date hereof shall be deemed, at the time it becomes a Subsidiary, to have incurred all of its then outstanding Funded Debt, and any Person extending, renewing or refunding any Funded Debt shall be deemed to have incurred such Funded Debt at the time of such extension, renewal or refunding. For the avoidance of doubt, the parties hereto acknowledge and agree that the covenant set forth in this Section 10.4 is to be applied on and as of each date upon which the Company or any Subsidiary shall, directly or indirectly, create, incur, assume, guarantee or otherwise become directly or indirectly liable with respect to (or, as described in the immediately preceding sentence, be deemed, directly or indirectly, to create, incur, assume, guarantee or otherwise become directly or indirectly liable with respect to), any Funded Debt.

         10.5. INCURRENCE OF CURRENT DEBT.

         The Company will not, and will not permit any Subsidiary to, directly or indirectly, create, incur, assume, guarantee, or otherwise become directly or indirectly liable with respect to, any Current Debt on any date unless no Default or Event of Default shall exist on such date and there shall have been a period of thirty (30) consecutive days occurring in the twelve consecutive calendar months most recently ended as of such date (or on such date if such date shall be the last day of a calendar month) on each day of which Consolidated Current Debt shall not have been in excess of the amount of Funded Debt that the Company and the Subsidiaries could have incurred, but did not incur, on such day in accordance with Section 10.4(d).

         For the purposes of this Section 10.5, any Person becoming a Subsidiary after the date hereof shall be deemed, at the time it becomes a Subsidiary, to have incurred all of its then outstanding Current Debt, and any Person extending, renewing or refunding any Current Debt shall be deemed to have incurred such Current Debt at the time of such extension, renewal or refunding. For the avoidance of doubt, the parties hereto acknowledge and agree that the covenant set forth in this Section 10.5 is to be applied on and as of each date upon which the Company or any Subsidiary shall, directly or indirectly, create, incur, assume, guarantee or otherwise become directly or indirectly liable with respect to (or, as described in the immediately preceding sentence, be deemed, directly or indirectly, to create, incur, assume, guarantee or otherwise become directly or indirectly liable with respect to), any Current Debt.

         10.6. PRIORITY DEBT.

         The Company will not, at any date, permit Priority Debt to exceed 25% of Consolidated Total Capitalization, determined as of the last day of the then most recently ended fiscal quarter of the Company (or determined as of such date if such date shall be the last day of a fiscal quarter of the Company).

         10.7. LIENS.

         The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly create, incur, assume or permit to exist (upon the happening of a contingency or otherwise) any Lien on or with respect to any property or asset (including, without limitation, any document or instrument in respect of goods or accounts receivable) of the Company or any such Subsidiary, whether now owned or held or hereafter acquired, or any income or profits therefrom (whether or not provision is made for the equal and ratable securing of the Notes in accordance with the last paragraph of this Section 10.7), or assign or otherwise convey any right to receive income or profits, except:

                  (a) Liens (other than any Lien imposed by ERISA) incurred or deposits made in the ordinary course of business

                           (i) in connection with workers' compensation,
                  unemployment insurance and other types of social security or retirement benefits, or

                           (ii) to secure (or to obtain letters of credit that
                  secure) the performance of tenders, statutory obligations, surety bonds, bids, leases (other than Capital Leases), performance bonds, purchase, construction or sales contracts and other similar obligations, in each case not incurred or made in connection with the borrowing of money, the obtaining of advances or credit or the payment of the deferred purchase price of property;

                  (b) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen and other similar Liens, in each case incurred in the ordinary course of business for sums not yet due and payable or the payment of which is not at the time required by
         Section 9.4;

                  (c) Liens arising from judicial attachments or judgments, or securing appeal bonds, and other similar Liens, provided that

                           (i) the execution or other enforcement of such Liens
                  is effectively stayed, and

                           (ii) the claims secured thereby are being actively
                  contested in good faith and adequate reserves in respect thereof have been established by the Company or such Subsidiary in accordance with GAAP;

                  (d) leases or subleases granted to others, easements, rights-of-way, restrictions and other similar charges or encumbrances, in each case incidental to, and not interfering with, the ordinary conduct of the business of the Company or any of the Subsidiaries, provided that such Liens do not, in the aggregate, materially impair the use of such property by the Company or such Subsidiary;

                  (e) Liens for taxes, assessments or other governmental charges which are not yet due and payable or the payment of which is not at the time required by Section 9.4;

                  (f) Liens on property of a Subsidiary, provided that such Liens secure only Debt owing to the Company or a Subsidiary; and

                  (g) other Liens not otherwise permitted by paragraphs (a) through (f) of this Section 10.7, so long as the Debt secured thereby can be

                           (i) incurred under Section 10.4(d), and

                           (ii) incurred and remain outstanding in accordance
                  with the requirements of Section 10.6.

         If, notwithstanding the prohibition contained herein, the Company shall, or shall permit any of its Subsidiaries to, directly or indirectly create, incur, assume or permit to exist any Lien, other than those Liens permitted by the provisions of paragraphs (a) through (G) of this Section 10.7, it will make or cause to be made effective provision whereby the Notes will be secured equally and ratably with any and all other obligations thereby secured, such security to be pursuant to agreements reasonably satisfactory to the Required Holders and, in any such case, the Notes shall have the benefit, to the fullest extent that, and with such priority as, the holders of the Notes may be entitled under applicable law, of an equitable Lien on such property. Such violation of this Section 10.7 will constitute an Event of Default, whether or not provision is made for an equal and ratable Lien pursuant to this Section 10.7.

         10.8. ASSET SALES.

                  (a) SALE OF ASSETS. The Company will not, and will not permit any Subsidiary to, make any Asset Disposition unless:

                           (i) in the good faith opinion of the Company, the
                  Asset Disposition is in exchange for consideration having a Fair Market Value at least equal to that of the property exchanged and is in the best interest of the Company or such Subsidiary;

                           (ii) immediately after giving effect to the Asset
                  Disposition, no Default or Event of Default would exist; and

                           (iii) immediately after giving effect to the Asset
                  Disposition, the sum of the Disposition Values in respect of all property that was the subject of any Asset Disposition occurring in the period commencing with the first day of the Current Four Quarter Period and ending with and including the date of such Asset Disposition would not exceed 15% of Consolidated Total Assets as of the end of the then most recently ended fiscal year of the Company. As used in this
                  Section 10.8(a)(iii), the term "Current Four Quarter Period" means, as of any date, the period of four consecutive fiscal quarters of the Company ending on the last day of the then current fiscal quarter of the Company.

         If the Company shall give written notice to the holders of the Notes prior to consummation of any Transfer that it intends to apply the Net Proceeds Amount arising therefrom to a Debt Prepayment Application or a Property Reinvestment Application within 365 days after such Transfer, then such Transfer, only for the purpose of determining compliance with subsection (iii) of this Section 10.8(a), shall be deemed not to be an Asset Disposition. If the Company shall fail to apply such Net Proceeds Amount as stated in such notice within such period, such failure shall constitute an Event of Default.

                  (b) DISPOSAL OF OWNERSHIP OF A SUBSIDIARY. The Company will not, and will not permit any of the Subsidiaries to, Transfer any shares of Subsidiary Stock (including, without limitation, pursuant to any merger, consolidation or other transaction specified in Section
         10.2 hereof), nor will the Company permit any such Subsidiary to issue or Transfer any shares of its own Subsidiary Stock, provided that the foregoing restrictions do not apply to:

                           (i) the issue of directors' qualifying shares by any
                  such Subsidiary;

                           (ii) any such Transfer of Subsidiary Stock
                  constituting a Transfer described in clause (a) of the definition of "Asset Disposition"; and

                           (iii) the Transfer of all of the Subsidiary Stock of
                  a Subsidiary owned by the Company and the other Subsidiaries if:

                  (A) such Transfer satisfies the requirements of Section 10.8(a) hereof,

                  (B) in connection with such Transfer the entire investment (whether represented by stock, Debt, claims or otherwise) of the Company and the other Subsidiaries in such Subsidiary is sold, transferred or otherwise disposed of to a Person other than (1) the Company, (2) another Subsidiary not being simultaneously disposed of, or (3) an Affiliate, and

                  (C) the Subsidiary being disposed of has no continuing investment in any other Subsidiary not being simultaneously disposed of or in the Company.

         10.9. SALE-AND-LEASEBACK TRANSACTIONS.

         The Company will not, and will not permit any Subsidiary to, enter into or permit to continue any Sale-and-Leaseback Transaction unless either (a) the Attributable Debt associated therewith can be incurred and remain outstanding in accordance with the requirements of Section 10.6 or (b) the Company shall give written notice to the holders of the Notes prior to consummation of any such transaction that it intends to apply the Net Proceeds Amount arising therefrom to a Debt Prepayment Application or a Property Reinvestment Application within 365 days after such consummation, in which event such transaction, only for the purpose of determining compliance with this Section 10.9, shall be deemed not to be a Sale-and-Leaseback Transaction. If the Company shall fail to apply such Net Proceeds Amount as stated in such notice within such period, such failure shall constitute an Event of Default.

         10.10. LINE OF BUSINESS.

         The Company will not, and will not permit any of its Subsidiaries to, engage in any business if, as a result, the general nature of the business in which the Company and its Subsidiaries, taken as a whole, would then be engaged would be substantially changed from the general nature of the business in which the Company and its Subsidiaries, taken as a whole, are engaged on the date of this Agreement as described in the Form 10-K filed for the fiscal year ending April 30, 2000, and delivered to the Purchasers on or about July 19, 2000.

11.      EVENTS OF DEFAULT

         An "Event of Default" shall exist if any of the following conditions or events shall occur and be continuing:

                  (a) the Company defaults in the payment of any principal or Make-Whole Amount, if any, on any Note when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise; or

                  (b) the Company defaults in the payment of any interest on any Note for more than ten Business Days after the same becomes due and payable; or

                  (c) the Company defaults in the performance of or compliance with any term contained in any one or more of Section 7.1(d) or Sections 10.2 through 10.9, inclusive; or

                  (d) the Company defaults in the performance of or compliance with any term contained herein (other than those referred to in Section 11(a)), Section 11(b) or Section 11(c)) and such default is not remedied within 30 days after the earlier of (i) a Responsible Officer obtaining actual knowledge of such default and (ii) the Company receiving written notice of such default from any holder of a Note (any such written notice to be identified as a "notice of default" and to refer specifically to this Section 11(d)); or

                  (e) any representation or warranty made in writing by or on behalf of the Company or by any officer of the Company in this Agreement or in any writing furnished in connection with the transactions contemplated hereby proves to have been false or incorrect in any material respect on the date as of which made; or

                  (f) the Company or any Significant Subsidiary

                           (i) is in default (as principal or as guarantor or
                  other surety) in the payment of any principal of or premium or Make-Whole Amount or interest on any Indebtedness (other than Indebtedness under this Agreement and the Notes) that is outstanding in an aggregate principal amount of at least $5,000,000 beyond any period of grace provided with respect thereto (after giving effect to any consents or waivers in respect thereof), or

                           (ii) is in default in the performance of or
                  compliance with any term of any evidence of any Indebtedness in an aggregate outstanding principal amount of at least $15,000,000 or of any mortgage, indenture or other agreement relating thereto or any other condition exists, and as a consequence of such default or condition such Indebtedness has become, or has been declared due and payable before its stated maturity or before its regularly scheduled dates of payment; or


                  (g) the Company or any Significant Subsidiary

                           (i) is generally not paying, or admits in writing its
                  inability to pay, its debts as they become due,

                           (ii) files, or consents by answer or otherwise to the
                  filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy, insolvency, reorganization, moratorium or other similar law of any jurisdiction,

                           (iii) makes an assignment for the benefit of its
                  creditors,

                           (iv) consents to the appointment of a custodian,
                  receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property,

                           (v) is adjudicated as insolvent or to be liquidated,
                  or

                           (vi) takes corporate action for the purpose of any of
                  the foregoing; or

                  (h) a court or governmental authority of competent jurisdiction enters an order appointing, without consent by the Company or any of its Significant Subsidiaries, a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, or constituting an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of the Company or any of its Significant Subsidiaries, or any such petition shall be filed against the Company or any of its Significant Subsidiaries and such petition shall not be dismissed within 90 days; or

                  (i) a final judgment or judgments for the payment of money aggregating in excess of $15,000,000 are rendered against one or more of the Company and its Significant Subsidiaries and which judgments are not, within 30 days after entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within 30 days after the expiration of such stay; or

                  (j) if

                           (i) any Plan shall fail to satisfy the minimum
                  funding standards of ERISA or the Code for any plan year or part thereof or a waiver of such standards or extension of any amortization period is sought or granted under section 412 of the Code,

                           (ii) a notice of intent to terminate any Plan shall
                  have been or is reasonably expected to be filed with the PBGC or the PBGC shall have instituted proceedings under ERISA section 4042 to terminate or appoint a trustee to administer any Plan or the PBGC shall have notified the Company or any ERISA Affiliate that a Plan may become a subject of any such proceedings,

                           (iii) the aggregate "amount of unfunded benefit
                  liabilities" (within the meaning of section 4001(a)(18) of ERISA) under all Plans, determined in accordance with Title IV of ERISA, shall exceed $15,000,000,

                           (iv) the Company or any ERISA Affiliate shall have
                  incurred or is reasonably expected to incur any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans,

                           (v) the Company or any ERISA Affiliate withdraws from
                  any Multiemployer Plan for which there is unfunded withdrawal liability in excess of $15,000,000, or

                           (vi) the Company or any Subsidiary establishes or
                  amends any employee welfare benefit plan that provides post-employment welfare benefits in a manner that would increase the liability of the Company or any Subsidiary thereunder;

         and any such event or events described in clauses (i) through (vi) above, either individually or together with any other such event or events, would reasonably be expected to have a Material Adverse Effect.

As used in Section 11(j), the terms "employee benefit plan" and "employee welfare benefit plan" shall have the respective meanings assigned to such terms in Section 3 of ERISA.

12. REMEDIES ON DEFAULT, ETC.

         12.1. ACCELERATION.

                  (a) If an Event of Default with respect to the Company described in paragraph (g) or (h) of Section 11 (other than an Event of Default described in clause (i) of paragraph (g) or described in clause
         (vi) of paragraph (g) by virtue of the fact that such clause encompasses clause (i) of paragraph (g)) has occurred, all the Notes then outstanding shall automatically become immediately due and payable.

                  (b) If any other Event of Default has occurred and is continuing, any holder or holders of a majority in principal amount of the Notes at the time outstanding may at any time at its or their option, by notice or notices to the Company, declare all the Notes then outstanding to be immediately due and payable.

                  (c) If any Event of Default described in paragraph (a) or (b) of Section 11 has occurred and is continuing, any holder or holders of Notes at the time outstanding affected by such Event of Default may at any time, at its or their option, by notice or notices to the Company, declare all the Notes held by it or them to be immediately due and payable.

         Upon any Notes becoming due and payable under this Section 12.1, whether automatically or by declaration, such Notes will forthwith mature and the entire unpaid principal amount of such Notes, plus (x) all accrued and unpaid interest thereon and (y) the Make-Whole Amount determined in respect of such principal amount (to the full extent permitted by applicable law), shall all be immediately due and payable, in each and every case without presentment, demand, protest or further notice, all of which are hereby waived. The Company acknowledges, and the parties hereto agree, that each holder of a Note has the right to maintain its investment in the Notes free from repayment by the Company (except as herein specifically provided for) and that the provision for payment of a Make-Whole Amount by the Company in the event that the Notes are prepaid or are accelerated as a result of an Event of Default, is intended to provide compensation for the deprivation of such right under such circumstances.

         12.2. OTHER REMEDIES.

         If any Default or Event of Default has occurred and is continuing, and irrespective of whether any Notes have become or have been declared immediately due and payable under Section 12.1, the holder of any Note at the time outstanding may proceed to protect and enforce the rights of such holder by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or in any Note, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise.

         12.3. RESCISSION.

         At any time after any Notes have been declared due and payable pursuant to clause (b) or (c) of Section 12.1, the holders of not less than 75% in principal amount of the Notes then outstanding, by written notice to the Company, may rescind and annul any such declaration and its consequences if (a) the Company has paid all overdue interest on the Notes, all principal of and Make-Whole Amount, if any, on any Notes that are due and payable and are unpaid other than by reason of such declaration, and all interest on such overdue principal and Make-Whole Amount, if any, and (to the extent permitted by applicable law) any overdue interest in respect of the Notes, at the Default Rate,

(b) all Events of Default and Defaults, other than non-payment of amounts that have become due solely by reason of such declaration, have been cured or have been waived pursuant to Section 17, and (c) no judgment or decree has been entered for the payment of any monies due pursuant hereto or to the Notes. No rescission and annulment under this Section 12.3 will extend to or affect any subsequent Event of Default or Default or impair any right consequent thereon.

         12.4. NO WAIVERS OR ELECTION OF REMEDIES, EXPENSES, ETC.

         No course of dealing and no delay on the part of any holder of any Note in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such holder's rights, powers or remedies. No right, power or remedy conferred by this Agreement or by any Note upon any holder thereof shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise. Without limiting the obligations of the Company under Section 15, the Company will pay to the holder of each Note on demand such further amount as shall be sufficient to cover all costs and expenses of such holder incurred in any enforcement or collection under this Section 12, including, without limitation, reasonable attorneys' fees, expenses and disbursements.

13.      REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES.

         13.1. REGISTRATION OF NOTES.

         The Company shall keep at its principal executive office a register for the registration and registration of transfers of Notes. The name and address of each holder of one or more Notes, each transfer thereof and the name and address of each transferee of one or more Notes shall be registered in such register. Prior to due presentment for registration of transfer, the Person in whose name any Note shall be registered shall be deemed and treated as the owner and holder thereof for all purposes hereof, and the Company shall not be affected by any notice or knowledge to the contrary. The Company shall give to any holder of a Note that is an Institutional Investor promptly upon request therefor, a complete and correct copy of the names and addresses of all registered holders of Notes.

         13.2. TRANSFER AND EXCHANGE OF NOTES.

         Upon surrender of any Note at the principal executive office of the Company for registration of transfer or exchange (and in the case of a surrender for registration of transfer, duly endorsed or accompanied by a written instrument of transfer duly executed by the registered holder of such Note or his attorney duly authorized in writing and accompanied by the address for notices of each transferee of such Note or part thereof), the Company shall execute and deliver within five Business Days, at the Company's expense (except as provided below), one or more new Notes of the same Series (as requested by the holder thereof) in exchange therefor, in an aggregate principal amount equal to the unpaid principal amount of the surrendered Note. Each such new Note shall be payable to such Person as such holder may request and shall be substantially in the form of such Series of Note set forth in Exhibit 1.1, Exhibit 1.2, or
Exhibit 1.3, as the case may be. Each such new Note shall be dated and bear interest from the date to which interest shall have been paid on the surrendered Note or dated the date of the surrendered Note if no interest shall have been paid thereon. The Company may require payment of a sum sufficient to cover any stamp tax or governmental charge imposed in respect of any such transfer of Notes. Notes shall not be transferred in denominations of less than $100,000, provided that if necessary to enable the registration of transfer by a holder of its entire holding of Notes, one Note may be in a denomination of less than $100,000. Any transferee, by its acceptance of a Note registered in its name (or the name of its nominee), shall be deemed to have made the representation set forth in the last sentence of Section 6.1 and in Section 6.2.

         13.3. REPLACEMENT OF NOTES.

         Upon receipt by the Company of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Note (which evidence shall be, in the case of an Institutional Investor, notice from such Institutional Investor of such ownership and such loss, theft, destruction or mutilation), and

                  (a) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it (provided that if the holder of such Note is, or is a nominee for, an original Purchaser or an Institutional Investor, such Person's own unsecured agreement of indemnity shall be deemed to be satisfactory), or

                  (b) in the case of mutilation, upon surrender and cancellation thereof,

the Company at its own expense shall execute and deliver within five Business Days, in lieu thereof, a new Note of the same Series, dated and bearing interest from the date to which interest shall have been paid on such lost, stolen, destroyed or mutilated Note or dated the date of such lost, stolen, destroyed or mutilated Note if no interest shall have been paid thereon.

14.      PAYMENTS ON NOTES

         14.1. PLACE OF PAYMENT.

         Subject to Section 14.2, payments of principal, Make-Whole Amount, if any, and interest becoming due and payable on the Notes shall be made in Orrville, Ohio at the principal office of the Company in such jurisdiction. The Company may at any time, by notice to each holder of a Note, change the place of payment of the Notes so long as such place of payment shall be either the principal office of the Company in such jurisdiction or the principal office of a bank or trust company in such jurisdiction.

         14.2. HOME OFFICE PAYMENT.

         So long as you or your nominee shall be the holder of any Note, and notwithstanding anything contained in Section 14.1 or in such Note to the contrary, the Company will pay all sums becoming due on such Note for principal, Make-Whole Amount, if any, and interest by the method and at the address specified for such purpose below your name in Schedule A, or by such other method or at such other address as you shall have from time to time specified to the Company in writing for such purpose, without the presentation or surrender of such Note or the making of any notation thereon, except that upon written request of the Company made concurrently with or reasonably promptly after payment or prepayment in full of any Note, you shall surrender such Note for cancellation, reasonably promptly after any such request, to the Company at its principal executive office or at the place of payment most recently designated by the Company pursuant to Section 14.1. Prior to any sale or other disposition of any Note held by you or your nominee you will, at your election, either endorse thereon the amount of principal paid thereon and the last date to which interest has been paid thereon or surrender such Note to the Company in exchange for a new Note or Notes pursuant to Section 13.2. The Company will afford the benefits of this Section 14.2 to any Institutional Investor that is the direct or indirect transferee of any Note purchased by you under this Agreement and that has made the same agreement relating to such Note as you have made in this Section 14.2.

15.      EXPENSES, ETC.

         15.1. TRANSACTION EXPENSES.

         Whether or not the transactions contemplated hereby are consummated, the Company will pay all out-of-pocket costs and expenses (including reasonable attorneys' fees of a special counsel and, if reasonably required, local or other counsel) incurred by you and each Other Purchaser or holder of a Note in connection with such transactions and in connection with any amendments, waivers or consents under or in respect of this Agreement or the Notes (whether or not such amendment, waiver or consent becomes effective), including, without limitation: (a) the costs and expenses incurred in enforcing or defending (or determining whether or how to enforce or defend) any rights under this Agreement or the Notes as against the Company or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement or the Notes, or by reason of being a holder of any Note, and (b) the costs and expenses, including financial advisors' fees, incurred in connection with the insolvency or bankruptcy of the Company or any Subsidiary or in connection with any work-out or restructuring of the transactions contemplated hereby and by the Notes. The Company will pay, and will save you and each other holder of a Note harmless from, all claims in respect of any fees, costs or expenses if any, of brokers and finders (other than those retained by you).

         15.2. SURVIVAL.

         The obligations of the Company under this Section 15 will survive the payment or transfer of any Note, the enforcement, amendment or waiver of any provision of this Agreement or the Notes, and the termination of this Agreement.

16.      SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT

         All representations and warranties contained herein shall be deemed made at and as of the date of the Closing and shall speak only as of such date. The accuracy of such representations and warranties as at the date of the Closing shall survive the execution and delivery of this Agreement and the Notes, the purchase or transfer by you of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any subsequent holder of a Note, regardless of any investigation made at any time by or on behalf of you or any other holder of a Note. All statements contained in any certificate or other instrument delivered by or on behalf of the Company pursuant to this Agreement shall be deemed representations and warranties of the Company under this Agreement. Subject to the preceding sentence, this Agreement and the Notes embody the entire agreement and understanding between you and the Company and supersede all prior agreements and understandings relating to the subject matter hereof.

17.      AMENDMENT AND WAIVER

         17.1. REQUIREMENTS.

         This Agreement and the Notes may be amended, and the observance of any term hereof or of the Notes may be waived (either retroactively or prospectively), with (and only with) the written consent of the Company and the Required Holders, except that (a) no amendment or waiver of any of the provisions of Section 1, 2, 3, 4, 5 or 6 hereof, or any defined term (as it is used therein), will be effective as to you unless consented to by you in writing, and (b) no such amendment or waiver may, without the written consent of the holder of each Note at the time outstanding, (i) subject to the provisions of Section 12 relating to acceleration or rescission, change the amount or time of any prepayment or payment of principal of, or reduce the rate or change the time of payment or method of computation of interest or of the Make-Whole Amount on, the Notes, (ii) change the percentage of the principal amount of the Notes the holders of which are required to consent to any such amendment or waiver, or (iii) amend any of Sections 8, 11(a), 11(b), 12, 17 or 20.

         17.2. SOLICITATION OF HOLDERS OF NOTES.

                  (a) SOLICITATION. The Company will provide each holder of the Notes (irrespective of the amount of Notes then owned by it) with all information that the Company reasonably believes is sufficient, and all other information requested by any of the holders, sufficiently far in advance of the date a decision is required, to enable such holder to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof or of the Notes. The Company will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to the provisions of this Section 17 to each holder of outstanding Notes promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite holders of Notes.

                  (b) PAYMENT. The Company will not directly or indirectly pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security, to any holder of Notes as consideration for or as an inducement to the entering into by any holder of Notes or any waiver or amendment of any of the terms and provisions hereof unless such remuneration is concurrently paid, or security is concurrently granted, on the same terms, ratably to each holder of Notes then outstanding even if such holder did not consent to such waiver or amendment.

                  (c) SCOPE OF CONSENT. Any amendment or waiver made pursuant to this Section 17.2 by a holder of Notes that has transferred or has agreed to transfer its Notes to the Company, any Subsidiary or any Affiliate and has provided or has agreed to provide such amendment or waiver as a condition to such transfer shall be void and of no force and effect except solely as to such holder, and any amendments effected or waivers granted that would not have been or would not be so effected or granted but for such amendment or waiver (and the amendments or waivers of all other holders of Notes that were acquired under the same or similar conditions) shall be void and of no force and effect, retroactive to the date such amendment or waiver initially took or takes effect, except solely as to such holder.

         17.3. BINDING EFFECT, ETC.

         Any amendment or waiver consented to as provided in this Section 17 applies equally to all holders of Notes and is binding upon them and upon each future holder of any Note and upon the Company without regard to whether such Note has been marked to indicate such amendment or waiver. No such amendment or waiver will extend to or affect any obligation, covenant, agreement, Default or Event of Default not expressly amended or waived or impair any right consequent thereon. No course of dealing between the Company and the holder of any Note nor any delay in exercising any rights hereunder or under any Note shall operate as a waiver of any rights of any holder of such Note. As used herein, the term "THIS AGREEMENT" and references thereto shall mean this Agreement as it may from time to time be amended or supplemented.

         17.4. NOTES HELD BY COMPANY, ETC.

         Solely for the purpose of determining whether the holders of the requisite percentage of the aggregate principal amount of Notes then outstanding approved or consented to any amendment, waiver or consent to be given under this Agreement or the Notes, or have directed the taking of any action provided herein or in the Notes to be taken upon the direction of the holders of a specified percentage of the aggregate principal amount of Notes then outstanding, Notes directly or indirectly owned by the Company or any of its Affiliates shall be deemed not to be outstanding.

18.      NOTICES

         All notices and communications provided for hereunder shall be in writing and sent (a) by telecopy if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), or (b) by registered or certified mail with return receipt requested (postage prepaid), or (c) by a recognized overnight delivery service (with charges prepaid). Any such notice must be sent:

                           (i) if to you or your nominee, to you or it at the
                  address specified for such communications in Schedule A, or at such other address as you or it shall have specified to the Company in writing,

                           (ii) if to any other holder of any Note, to such
                  holder at such address as such other holder shall have specified to the Company in writing, or

                           (iii) if to the Company, to the Company at its
                  address set forth at the beginning hereof to the attention of the "Treasurer," with a copy to the attention of the "Legal Department," or at such other address as the Company shall have specified to the holder of each Note in writing.

Notices under this Section 18 will be deemed given only when actually received.

19.      REPRODUCTION OF DOCUMENTS

         This Agreement and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications that may hereafter be executed, (b) documents received by you at the Closing (except the Notes themselves), and (c) financial statements, certificates and other information previously or hereafter furnished to you, may be reproduced by you by any photographic, photostatic, microfilm, microcard, miniature photographic or other similar process and you may destroy any original document so reproduced. The Company agrees and stipulates that, to the extent permitted by applicable law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by you in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence. This Section 19 shall not prohibit the Company or any other holder of Notes from contesting any such reproduction to the same extent that it could contest the original, or from introducing evidence to demonstrate the inaccuracy of any such reproduction.

20.      CONFIDENTIAL INFORMATION

         For the purposes of this Section 20, "CONFIDENTIAL INFORMATION" means information delivered to you by or on behalf of the Company or any Subsidiary in connection with the transactions contemplated by or otherwise pursuant to this Agreement that is proprietary in nature and that was clearly marked or labeled or otherwise adequately identified when received by you as being confidential information of the Company or such Subsidiary, provided that such term does not include information that

                  (a) was publicly known or otherwise known to you prior to the time of such disclosure,

                  (b) subsequently becomes publicly known through no act or omission by you or any Person acting on your behalf,

                  (c) otherwise becomes known to you other than through disclosure by the Company or any Subsidiary or

                  (d) constitutes financial statements delivered to you under
         Section 7.1 that are otherwise publicly available.

You will maintain the confidentiality of such Confidential Information in accordance with procedures adopted by you in good faith to protect confidential information of third parties delivered to you, provided that you may deliver or disclose Confidential Information to

                           (i) your directors, officers, employees, agents,
                  attorneys and affiliates (to the extent such disclosure reasonably relates to the administration of the investment represented by your Notes and is not used in connection with the analysis of any other investment in the Company except in a manner that is in compliance with applicable securities laws),

                           (ii) your financial advisors and other professional
                  advisors who agree to hold confidential the Confidential Information substantially in accordance with the terms of this
                  Section 20,

                           (iii) any other holder of any Note,

                           (iv) any Institutional Investor to which you sell or
                  offer to sell such Note or any part thereof or any participation therein (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 20),

                           (v) any Person from which you offer to purchase any
                  Security of the Company (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 20),

                           (vi) any federal or state regulatory authority having
                  jurisdiction over you,

                           (vii) the National Association of Insurance
                  Commissioners or any similar organization, or any nationally recognized rating agency that requires access to information about your investment portfolio, or

                           (viii) any other Person to which such delivery or
                  disclosure may be necessary or appropriate

                                  (A) to effect compliance with any law, rule,
                  regulation or order applicable to you,

                  (B) in response to any subpoena or other legal process,

                  (C) in connection with any litigation to which you are a party or

                  (D) if an Event of Default has occurred and is continuing, to the extent you may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under your Notes and this Agreement.

Each holder of a Note, by its acceptance of a Note, will be deemed to have agreed to be bound by and to be entitled to the benefits of this Section 20 as though it were a party to this Agreement. On reasonable request by the Company in connection with the delivery to any holder of a Note of information required to be delivered to such holder under this Agreement or requested by such holder (other than a holder that is a party to this Agreement or its nominee), such holder will enter into an agreement with the Company embodying the provisions of this Section 20.

21.      MISCELLANEOUS

         21.1. SUCCESSORS AND ASSIGNS.

         All covenants and other agreements contained in this Agreement by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns (including, without limitation, any subsequent holder of a Note) whether so expressed or not.

         21.2. PAYMENTS DUE ON NON-BUSINESS DAYS.

         Anything in this Agreement or the Notes to the contrary notwithstanding, any payment of principal of or Make-Whole Amount or interest on any Note that is due on a date other than a Business Day shall be made on the next succeeding Business Day without including the additional days elapsed in the computation of the interest payable on such next succeeding Business Day.

         21.3. SEVERABILITY.

         Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

         21.4. CONSTRUCTION.

         Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant. Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

         21.5. COUNTERPARTS.

         This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.

         21.6. GOVERNING LAW.

         THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAW OF THE STATE OF NEW YORK EXCLUDING CHOICE-OF-LAW PRINCIPLES OF THE LAW OF SUCH STATE THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF A JURISDICTION OTHER THAN SUCH STATE.

      [Remainder of page intentionally blank; next page is signature page.]

         If you are in agreement with the foregoing, please sign the form of agreement on the accompanying counterpart of this Agreement and return it to the Company, whereupon the foregoing shall become a binding agreement between you and the Company.

                                                     Very truly yours,

                                                     THE J.M. SMUCKER COMPANY


                                                     By:  /s/ Richard K. Smucker
                                                        ------------------------
                                                     Name:  Richard K. Smucker
                                                     Title:  President

The foregoing is hereby agreed to
as of the date thereof.

MINNESOTA LIFE INSURANCE COMPANY
By: Advantus Capital Management, Inc.

By:  /s/ Guy M. De Lambert
     ------------------------------
Name:  Guy M. de Lambert
Title:  Vice President

NATIONAL TRAVELERS LIFE COMPANY
By: Advantus Capital Management, Inc.

By:  /s/ Guy M. De Lambert
     ------------------------------
Name:  Guy M. de Lambert
Title:  Vice President

AMERICAN REPUBLIC INSURANCE COMPANY
By: Advantus Capital Management, Inc.

By:  /s/ Guy M. De Lambert
     ------------------------------
Name:  Guy M. de Lambert
Title:  Vice President

HARTFORD LIFE INSURANCE COMPANY
By: Hartford Investment Management Company
and by Hartford Investment Services, Inc.
Its Agents and Attorneys-in-Fact

By:  /s/ Betsy Roberts
     ------------------------------
Name:  Betsy Roberts
Title:  Senior Vice President

NATIONWIDE MUTUAL FIRE INSURANCE COMPANY

By:  /s/ William C. Dierker
     ------------------------------
Name:  William C. Dierker
Title:  Vice President Equity Securities

CONNECTICUT GENERAL LIFE INSURANCE COMPANY
By:  CIGNA Investments, Inc. (authorized agent)

By:  /s/ James R. Kuzemchak
     ------------------------------
Name:  James R. Kuzemchak
Title:  Managing Director

THE TRAVELERS INSURANCE COMPANY, for
itself and two of its separate accounts

By:  /S/ Denise T. Duffee
     ------------------------------
Name:  Denise T. Duffee
Title:  Investment Officer

PREMIER INSURANCE COMPANY OF MASSACHUSETTS
By:  Travelers Asset Management International Company, LLC

By:  /s/ Denise T. Duffee
     ------------------------------
Name:  Denise T. Duffee
Title:  Investment Officer

FIRST TRENTON INDEMNITY COMPANY
By:  Travelers Asset Management International Company, LLC

By:  /s/ Denise T. Duffee
     ------------------------------
Name:  Denise T. Duffee
Title:  Investment Officer

MODERN WOODMEN OF AMERICA

By:  /s/ G. E. Stoefen
     ------------------------------
Name:  G. E. Stoefen
Title:  Director, Treasurer & Investment Manager

                                   SCHEDULE B

                                  DEFINED TERMS
                                  -------------

         As used herein, the following terms have the respective meanings set forth below or set forth in the Section hereof following such term:

         "AFFILIATE" means, at any time, and with respect to any Person, any other Person that at such time directly or indirectly through one or more intermediaries Controls, or is Controlled by, or is under common Control with, such first Person. As used in this definition, "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. Unless the context otherwise clearly requires, any reference to an "Affiliate" is a reference to an Affiliate of the Company.

         "ASSET DISPOSITION" means any Transfer except:

                  (a) any

                           (i) Transfer from a Subsidiary to the Company or a
                  Wholly-Owned Subsidiary;

                           (ii) Transfer from the Company to a Wholly-Owned
                  Subsidiary; and

                           (iii) Transfer from the Company to a Subsidiary
                  (other than a Wholly-Owned Subsidiary) or from a Subsidiary to another Subsidiary (other than a Wholly-Owned Subsidiary), which in either case is for Fair Market Value,

         so long as immediately before and immediately after the consummation of any such Transfer and after giving effect thereto, no Default or Event of Default exists; or

                  (b) any Transfer made in the ordinary course of business and involving only property that is either (i) inventory held for sale or
         (ii) equipment, fixtures, supplies or materials no longer required in the operation of the business of the Company or any of its Subsidiaries or that is obsolete.

         "ATTRIBUTABLE DEBT" means, as to any particular lease relating to a Sale-and-Leaseback Transaction, the present value of all Lease Rentals required to be paid by the Company or any Subsidiary under such lease during the remaining term thereof (determined in accordance with generally accepted financial practice using a discount factor equal to the interest rate implicit in such lease if known or, if not known, an interest rate of 10% per annum).

         "BUSINESS DAY" means any day other than a Saturday, a Sunday or a day on which commercial banks in New York City, New York are required or authorized to be closed.

         "CAPITAL LEASE" means, at any time, a lease with respect to which the lessee is required concurrently to recognize the acquisition of an asset and the incurrence of a liability in accordance with GAAP.

         "CHANGE IN CONTROL" means either:

                  (a) the failure of the Smucker Family to hold, in the aggregate, not less than the greater of: (i) 35% of the total voting power of all classes of the Voting Stock of the Company; and (ii) 200% of the voting power of all classes of the Voting Stock of the Company possessed by any person (as such term is used in section 13(d) and section 14(d)(2) of the Exchange Act as in effect on the date of the Closing) or related persons constituting a group (as such term is used in Rule 13d-5 under the Exchange Act as in effect on the date of the Closing), other than the Smucker Family ; or

                  (b) all or substantially all of the assets of the Company are sold or otherwise transferred, in a single transaction or a series of related transactions, to any person (as such term is used in section 13(d) and section 14(d)(2) of the Exchange Act as in effect on the date of the Closing) or related persons constituting a group (as such term is used in Rule 13d-5 under the Exchange Act as in effect on the date of the Closing).

         "CLOSING" is defined in Section 3.

         "CODE" means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder from time to time.

         "COMPANY" is defined in the introductory sentence of this Agreement.

         "CONFIDENTIAL INFORMATION" is defined in Section 20.

         "CONSOLIDATED ATTRIBUTABLE DEBT" means, as of any date of determination, the total of all Attributable Debt of the Company and its Subsidiaries outstanding on such date, after eliminating all offsetting debits and credits between the Company and its Subsidiaries and all other items required to be eliminated in the course of the preparation of consolidated financial statements of the Company and its Subsidiaries in accordance with GAAP.

         "CONSOLIDATED CURRENT DEBT" means, as of any date of determination, the total of all Current Debt of the Company and its Subsidiaries outstanding on such date, after eliminating all offsetting debits and credits between the Company and its Subsidiaries and all other items required to be eliminated in the course of the preparation of consolidated financial statements of the Company and its Subsidiaries in accordance with GAAP.

         "CONSOLIDATED FUNDED DEBT" means, as of any date of determination, the total of all Funded Debt of the Company and its Subsidiaries outstanding on such date, after eliminating all offsetting debits and credits between the Company and its Subsidiaries and all other items required to be eliminated in the course of the preparation of consolidated financial statements of the Company and its Subsidiaries in accordance with GAAP.

         "CONSOLIDATED NET WORTH" means, at any time,

                  (a) the sum of (i) the par value (or value stated on the books of the corporation) of the capital stock (but excluding treasury stock, capital stock subscribed and unissued and Preferred Stock redeemable prior to the maturity date of the Notes) of the Company and its Subsidiaries plus (ii) the amount of the paid-in capital and retained earnings of the Company and its Subsidiaries, in each case as such amounts would be shown on a consolidated balance sheet of the Company and its Subsidiaries as of such time prepared in accordance with GAAP, minus

                  (b) to the extent included in clause (a), all amounts properly attributable to minority interests, if any, in the stock and surplus of Subsidiaries.

         "CONSOLIDATED SENIOR FUNDED DEBT" means all Senior Funded Debt of the Company and the Subsidiaries, after eliminating all offsetting debits and credits between the Company and its Subsidiaries and all other items required to be eliminated in the course of the preparation of consolidated financial statements of the Company and its Subsidiaries in accordance with GAAP.

         "CONSOLIDATED TOTAL ASSETS" means, at any time, the total assets of the Company and the Subsidiaries which would be shown as assets on a consolidated balance sheet of the Company and the Subsidiaries as of such time prepared in accordance with GAAP, after eliminating all amounts properly attributable to minority interests, if any, in the stock and surplus of Subsidiaries.

         "CONSOLIDATED TOTAL CAPITALIZATION" means, at any time, the sum of Consolidated Net Worth and Consolidated Funded Debt.

         "CONTROL EVENT" means:

                  (a) the execution, by the holders of Voting Stock of the Company (together with their respective executors, heirs, beneficiaries, successors and assigns) or (in the case of any natural Person) their respective Families or Family Trusts, or by the Company or any of its Subsidiaries or Affiliates, of any agreement or letter of intent with respect to any proposed transaction or event or series of transactions or events which, individually or in the aggregate, may reasonably be expected to result in a Change in Control;

                  (b) the execution of any written agreement which, when fully performed by the parties thereto, would result in a Change in Control; or

                  (c) the making of any written offer by any person (as such term is used in section 13(d) and section 14(d)(2) of the Exchange Act as in effect on the Closing Date) or related persons constituting a group (as such term is used in Rule 13d-5 under the Exchange Act as in effect on the Closing Date) to the holders of the Voting Stock of the Company, which offer, if accepted by the requisite number of holders, would result in a Change in Control.

         "CURRENT DEBT" means, with respect to any Person, all Debt of such Person which by its terms or by the terms of any instrument or agreement relating thereto matures on demand or within one year from the date of the creation thereof and is not directly or indirectly renewable or extendible at the option of the obligor in respect thereof to a date one year or more from such date, provided that (a) Debt outstanding under a revolving credit or similar agreement which obligates the lender or lenders to extend credit over a period of one year or more and (b) Current Maturities of Funded Debt shall constitute Funded Debt and not Current Debt, even though such Debt by its terms matures on demand or within one year from such date.

         "CURRENT MATURITIES OF FUNDED DEBT" means, at any time and with respect to any item of Funded Debt, the portion of such Funded Debt outstanding at such time which by the terms of such Funded Debt or the terms of any instrument or agreement relating thereto is due on demand or within one year from such time (whether by sinking fund, other required prepayment or final payment at maturity) and is not directly or indirectly renewable, extendible or refundable at the option of the obligor under an agreement or firm commitment in effect at such time to a date one year or more from such time.

         "DEBT" means, with respect to any Person, without duplication:

                  (a)      its liabilities for borrowed money;

                  (b) its liabilities for the deferred purchase price of property acquired by such Person (excluding accounts payable arising in the ordinary course of business but including, without limitation, all liabilities created or arising under any conditional sale or other title retention agreement with respect to any such property);

                  (c) all liabilities appearing on its balance sheet in accordance with GAAP in respect of Capital Leases;

                  (d) all liabilities for borrowed money secured by any Lien with respect to any property owned by such Person (whether or not it has assumed or otherwise become liable for such liabilities); and

                  (e) any Guaranty of such Person with respect to liabilities of a type described in any of clauses (a) through (d) hereof.

Debt of any Person shall include all obligations of such Person of the character described in clauses (a) through (e) to the extent such Person remains legally liable in respect thereof notwithstanding that any such obligation is deemed to be extinguished under GAAP.

         "DEBT PREPAYMENT APPLICATION" means, with respect to any Transfer of property, the application by the Company or its Subsidiaries of cash in an amount equal to the Net Proceeds Amount with respect to such Transfer to pay Senior Funded Debt of the Company (other than Senior Funded Debt owing to the Company, any of its Subsidiaries or any Affiliate and Senior Funded Debt in respect of any revolving credit or similar credit facility providing the Company or any of its Subsidiaries with the right to obtain loans or other extensions of credit from time to time, except to the extent that in connection with such payment of Senior Funded Debt the availability of credit under such credit facility is permanently reduced by an amount not less than the amount of such proceeds applied to the payment of such Senior Funded Debt).

         "DEFAULT" means an event or condition the occurrence or existence of which would, with the lapse of time or the giving of notice or both, become an Event of Default.

         "DEFAULT RATE" means, with respect to any Note, that rate of interest that is the greater of (i) 2% per annum above the rate of interest stated in clause (a) of the first paragraph of such Note or (ii) 2% per annum over the rate of interest publicly announced from time to time by Morgan Guaranty Trust Company of New York (or its successor) in New York City as its "base" or "prime" rate.

         "DISPOSITION VALUE" means, at any time, with respect to any property

                  (a) in the case of property that does not constitute Subsidiary Stock, the book value thereof, valued at the time of such disposition in good faith by the Company, and

                  (b) in the case of property that constitutes Subsidiary Stock, an amount equal to that percentage of book value of the assets of the Subsidiary that issued such stock as is equal to the percentage that the book value of such Subsidiary Stock represents of the book value of all of the outstanding capital stock of such Subsidiary (assuming, in making such calculations, that all Securities convertible into such capital stock are so converted and giving full effect to all transactions that would occur or be required in connection with such conversion) determined at the time of the disposition thereof, in good faith by the Company.

         "ENVIRONMENTAL LAWS" means any and all federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including but not limited to those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

         "ERISA AFFILIATE" means any trade or business (whether or not incorporated) that is treated as a single employer together with the Company under section 414 of the Code.

         "EVENT OF DEFAULT" is defined in Section 11.

         "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

         "FAIR MARKET VALUE" means, at any time, the sale value of such property that would be realized in an arm's-length sale at such time between an informed and willing buyer and an informed and willing seller (neither being under a compulsion to buy or sell), as determined by, in the case of any property that is to be the subject of a Transfer:

                  (i) an appraiser of established reputation in appraising property of the kind to be subject to such Transfer;

                  (ii) the highest price offered for such property in a competitive bidding process in which at least three potential bidders have been requested to participate so long as the Company had a reasonable basis on which to make such request (in terms of such potential bidders' financial resources and interest in such property); or

                  (iii) an analysis prepared by the Company which in addition to taking into account the standard set forth in this definition prior to clause (i) shall take into account the operating costs that would be saved by disposing of such property, and the relative tax benefits attributable to continued ownership and to disposition of such property; provided, however, that the sum of the Disposition Value of such property, plus the Disposition Value of all other such property Transferred during the 365 day period ending on such date, shall not exceed an amount equal to 3% of Consolidated Total Assets as of the end of the then most recently ended fiscal year of the Company (exclusive of the Disposition Value of the real property of the Company located in Pottstown, Pennsylvania, and the plant and equipment located thereon, related to the "Mrs.'s Smith's" frozen pie business). Any such evaluation shall be delivered to the holders of the Notes together with an Officer's Certificate, signed by a Senior Financial Officer, certifying as to the accuracy and completeness of such evaluation.

         "FAMILY" means, in respect of any individual, the heirs, legatees, descendants and blood relatives to the fifth degree of consanguinity of such individual.

         "FAMILY TRUSTS" means, in respect of any individual, any trusts for the exclusive benefit of such individual, his or her spouse and lineal descendants.

         "FUNDED DEBT" means, with respect to any Person, all Debt of such Person which by its terms or by the terms of any instrument or agreement relating thereto matures, or which is otherwise payable or unpaid, one year or more from, or is directly or indirectly renewable or extendible at the option of the obligor in respect thereof to a date one year or more (including, without limitation, an option of such obligor under a revolving credit or similar agreement obligating the lender or lenders to extend credit over a period of one year or more) from, the date of the creation thereof.

         "GAAP" means generally accepted accounting principles as in effect from time to time in the United States of America.

         "GOVERNMENTAL AUTHORITY" means

                  (a) the government of

                           (i) the United States of America or any state or
                  other political subdivision thereof, or

                           (ii) any jurisdiction in which the Company or any
                  Subsidiary conducts all or any part of its business, or which asserts jurisdiction over any properties of the Company or any Subsidiary, or

                  (b) any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government.

         "GUARANTY" means, with respect to any Person, any obligation (except the endorsement in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing or in effect guaranteeing any indebtedness, dividend or other obligation of any other Person in any manner, whether directly or indirectly, including (without limitation) obligations incurred through an agreement, contingent or otherwise, by such Person:

                  (a) to purchase such indebtedness or obligation or any property constituting security therefor;

                  (b) to advance or supply funds (i) for the purchase or payment of such indebtedness or obligation, or (ii) to maintain any working capital or other balance sheet condition or any income statement condition of any other Person or otherwise to advance or make available funds for the purchase or payment of such indebtedness or obligation;

                  (c) to lease properties or to purchase properties or services primarily for the purpose of assuring the owner of such indebtedness or obligation of the ability of any other Person to make payment of the indebtedness or obligation; or

                  (d) otherwise to assure the owner of such indebtedness or obligation against loss in respect thereof.

In any computation of the indebtedness or other liabilities of the obligor under any Guaranty, the indebtedness or other obligations that are the subject of such Guaranty shall be assumed to be direct obligations of such obligor.

         "HOLDER" means, with respect to any Note, the Person in whose name such
Note is registered in the register maintained by the Company pursuant to Section 13.1.

         "INDEBTEDNESS" with respect to any Person means, at any time, without duplication:

                  (a) its liabilities for borrowed money and its redemption obligations in respect of mandatorily redeemable Preferred Stock;

                  (b) its liabilities for the deferred purchase price of property acquired by such Person (excluding accounts payable arising in the ordinary course of business but including all liabilities created or arising under any conditional sale or other title retention agreement with respect to any such property);

                  (c) all liabilities appearing on its balance sheet in accordance with GAAP in respect of Capital Leases;

                  (d) all liabilities for borrowed money secured by any Lien with respect to any property owned by such Person (whether or not it has assumed or otherwise become liable for such liabilities);

                  (e) all its liabilities in respect of letters of credit or instruments serving a similar function issued or accepted for its account by banks and other financial institutions (whether or not representing obligations for borrowed money);

                  (f) Swaps of such Person; and

                  (g) any Guaranty of such Person with respect to liabilities of a type described in any of clauses (a) through (f) hereof.

         "INSTITUTIONAL INVESTOR" means (a) any original purchaser of a Note,
(b) any holder of a Note holding more than 5% of the aggregate principal amount of the Notes then outstanding, and (c) any bank, trust company, savings and loan association or other financial institution, any pension plan, any investment company, any insurance company, any broker or dealer, or any other similar financial institution or entity, regardless of legal form.

         "LEASE RENTALS" means, with respect to any period, the sum of the minimum amount of rental and other obligations required to be paid during such period by the Company or any Subsidiary as lessee under all leases of real or personal property (other than Capital Leases), excluding any amounts required to be paid by the lessee (whether or not therein designated as rental or additional rental) (a) which are on account of maintenance and repairs, insurance, taxes, assessments, water rates and similar charges, or (b) which are based on profits, revenues or sales realized by the lessee from the leased property or otherwise based on the performance of the lessee.

         "LIEN" means, with respect to any Person, any mortgage, lien, pledge, charge, security interest or other encumbrance, or any interest or title of any vendor, lessor, lender or other secured party to or of such Person under any conditional sale or other title retention agreement or Capital Lease, upon or with respect to any property or asset of such Person (including in the case of stock, stockholder agreements, voting trust agreements and all similar arrangements).

         "MAKE-WHOLE AMOUNT" is defined in Section 8.7.

         "MATERIAL" means material in relation to the business, operations, affairs, financial condition, assets, or properties of the Company and its Subsidiaries taken as a whole.

         "MATERIAL ADVERSE EFFECT" means a material adverse effect on (a) the business, operations, affairs, financial condition, assets or properties of the Company and its Subsidiaries taken as a whole, or (b) the ability of the Company to perform its obligations under this Agreement and the Notes, or (c) the validity or enforceability of this Agreement or the Notes.

         "MULTIEMPLOYER PLAN" means any Plan that is a "multiemployer plan" (as such term is defined in section 4001(a)(3) of ERISA).

         "NET PROCEEDS AMOUNT" means, with respect to any Transfer of any property by any Person, an amount equal to the difference of

                  (a) the aggregate amount of the consideration (valued at the Fair Market Value of such consideration at the time of the consummation of such Transfer) received by such Person in respect of such Transfer, minus

                  (b) all ordinary and reasonable out-of-pocket costs and expenses actually incurred by such Person in connection with such Transfer.

         "NOTES" is defined in Section 1.4

         "OFFEREE LETTER" is defined in Section 5.13.

         "OFFICER'S CERTIFICATE" means a certificate of a Senior Financial Officer or of any other officer of the Company whose responsibilities extend to the subject matter of such certificate.

         "OTHER AGREEMENTS" is defined in Section 2.

         "OTHER PURCHASERS" is defined in Section 2.

         "PBGC" means the Pension Benefit Guaranty Corporation referred to and defined in ERISA or any successor thereto.

         "PERSON" means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization, or a government or agency or political subdivision thereof.

         "PLAN" means an "employee benefit plan" (as defined in section 3(3) of ERISA) that is or, within the preceding five years, has been established or maintained, or to which contributions are or, within the preceding five years, have been made or required to be made, by the Company or any ERISA Affiliate or with respect to which the Company or any ERISA Affiliate may have any liability.

         "PREFERRED STOCK" means any class of capital stock of a corporation that is preferred over any other class of capital stock of such corporation as to the payment of dividends or the payment of any amount upon liquidation or dissolution of such corporation.

         "PRIORITY DEBT" means the sum of (a) all Debt of the Company secured by Liens permitted by Section 10.7(g), (b) all Debt of Subsidiaries (other than Debt held by the Company or a Wholly-Owned Subsidiary) and (c) Consolidated Attributable Debt.

         "PROPERTY" OR "PROPERTIES" means, unless otherwise specifically limited, real or personal property of any kind, tangible or intangible, choate or inchoate.

         "PROPERTY REINVESTMENT APPLICATION" means, with respect to any Transfer of property, the satisfaction of each of the following conditions:

                  (a) an amount equal to the Net Proceeds Amount with respect to such Transfer shall have been applied to the acquisition by the Company, or any of its Subsidiaries making such Transfer, of property that upon such acquisition is unencumbered by any Lien (other than Liens described in subparagraphs (a) through (f), inclusive, of Section 10.7) and that

                           (i) constitutes property that is (x) property
                  classifiable under GAAP as non-current to the extent that such proceeds are derived from the Transfer of property that was properly classifiable as non-current, and otherwise properly classifiable as either current or non-current, and (y) to be used in the ordinary course of business of the Company and the Subsidiaries, or

                           (ii) constitutes equity interests of a Person that
                  shall be, on or prior to the time of such acquisition, a Subsidiary of the Company, and that shall invest the proceeds of such acquisition in property of the nature described in the immediately preceding clause (i); and

                  (b) the Company shall have delivered a certificate of a Responsible Officer of the Company to each holder of a Note referring to Section 10.8 or Section 10.9, as applicable, and identifying the property that was the subject of such Transfer, the Disposition Value of such property, and the nature, terms, amount and application of the proceeds from the Transfer.

         "PROPOSED PREPAYMENT DATE" is defined in Section 8.3(c).

         "PTE" means a United States Department of Labor Prohibited Transaction Class Exemption.

         "PURCHASERS" means and includes each of the Persons listed in Schedule A.

         "QPAM EXEMPTION" is defined in Section 6.2(c).

         "REQUIRED HOLDERS" means, at any time, the holders of at least a majority in principal amount of the Notes at the time outstanding (exclusive of Notes then owned by the Company or any of its Affiliates).

         "RESPONSIBLE OFFICER" means any Senior Financial Officer and any other officer of the Company with responsibility for the administration of the relevant portion of this agreement.

         "SALE-AND-LEASEBACK TRANSACTION" means a transaction or series of transactions pursuant to which the Company or any Subsidiary shall sell or transfer to any Person (other than the Company or a Subsidiary) any property, whether now owned or hereafter acquired, and, as part of the same transaction or series of transactions, the Company or any Subsidiary shall rent or lease as lessee (other than pursuant to a Capital Lease), or similarly acquire the right to possession or use of, such property or one or more properties which it intends to use for the same purpose or purposes as such property.

         "SECURITIES ACT" means the Securities Act of 1933, as amended from time to time.

         "SECURITY" has the meaning set forth in Section 2(1) of the Securities Act.

         "SENIOR FINANCIAL OFFICER" means the Vice President - Administration, principal accounting officer, treasurer or controller of the Company.

         "SENIOR FUNDED DEBT" means all Funded Debt of the Company (other than Subordinated Funded Debt) and all Funded Debt of Subsidiaries.

         "SERIES" is defined in Section 1.4.

         "SERIES A NOTES" is defined in Section 1.1.

         "SERIES B NOTES" is defined in Section 1.2.

         "SERIES C NOTES" is defined in Section 1.3.

         "SIGNIFICANT SUBSIDIARY" means at any time any Subsidiary that would at such time constitute a "significant subsidiary" (as such term is defined in Regulation S-X of the Securities and Exchange Commission as in effect on the date of the Closing) of the Company.

         "SOURCE" is defined in Section 6.2.

         "SMUCKER FAMILY" means and includes Lorraine E. Smucker, Timothy P. Smucker, Richard K. Smucker, Susan Smucker Wagstaff and Marcella Smucker Clark, and their respective Families and Family Trusts.

         "SUBORDINATED FUNDED DEBT" means any Funded Debt of the Company that is subordinated in right of payment or security to Funded Debt evidenced by the Notes, in each case, upon written terms and conditions reasonably satisfactory to the Required Holders.

         "SUBSIDIARY" means, as to any Person, any corporation, association or other business entity in which such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries owns sufficient equity or voting interests to enable it or them (as a group) ordinarily, in the absence of contingencies, to elect a majority of the directors (or Persons performing similar functions) of such entity, and any partnership or joint venture if more than a 50% interest in the profits or capital thereof is owned by such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries (unless such partnership can and does ordinarily take major business actions without the prior approval of such Person or one or more of its Subsidiaries). Unless the context otherwise clearly requires, any reference to a "Subsidiary" is a reference to a Subsidiary of the Company.

         "SUBSIDIARY STOCK" means, with respect to any Person, the stock (or any options or warrants to purchase stock or other Securities exchangeable for or convertible into stock) of any Subsidiary of such Person.

         "SURVIVOR" is defined in Section 10.2(a).

         "SWAPS" means, with respect to any Person, payment obligations with respect to interest rate swaps, currency swaps and similar obligations obligating such Person to make payments, whether periodically or upon the happening of a contingency. For the purposes of this Agreement, the amount of the obligation under any Swap shall be the amount determined in respect thereof as of the end of the then most recently ended fiscal quarter of such Person, based on the assumption that such Swap had terminated at the end of such fiscal quarter, and in making such determination, if any agreement relating to such Swap provides for the netting of amounts payable by and to such Person thereunder or if any such agreement provides for the simultaneous payment of amounts by and to such Person, then in each such case, the amount of such obligation shall be the net amount so determined.

         "TRANSFER" means, with respect to any Person, any transaction in which such Person sells, conveys, transfers or leases (as lessor) any of its property, including, without limitation, Subsidiary Stock. For purposes of determining the application of the Net Proceeds Amount in respect of any Transfer, the Company may designate any Transfer as one or more separate Transfers each yielding a separate Net Proceeds Amount. In any such case, the Disposition Value of any property subject to each such separate Transfer shall be determined by ratably allocating the aggregate Disposition

Value of all property subject to all such separate Transfers to each such separate Transfer on a proportionate basis.

         "VOTING STOCK" means capital stock of any class or classes of a Person the holders of which are ordinarily, in the absence of contingencies, entitled to elect corporate directors (or Persons performing similar functions).

         "WHOLLY-OWNED SUBSIDIARY" means, at any time, any Subsidiary one hundred percent (100%) of all of the equity interests (except directors' qualifying shares) and voting interests of which are owned by any one or more of the Company and the Company's other Wholly-Owned Subsidiaries at such time.

                                                                     EXHIBIT 1.1

                             [FORM OF SERIES A NOTE]

                            THE J.M. SMUCKER COMPANY

                7.70% SERIES A SENIOR NOTE DUE SEPTEMBER 1, 2005

No. R-___                                                        [Date]
$_______                                                         PPN:832696 A# 5

         FOR VALUE RECEIVED, the undersigned, THE J.M. SMUCKER COMPANY (herein called the "COMPANY"), a corporation organized and existing under the laws of the State of Ohio, hereby promises to pay to ________________________, or registered assigns, the principal sum of ___________________ DOLLARS ($________) on _____________, ____, with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance thereof at the rate of 7.70% per annum from the date hereof, payable semiannually, on the first day of March and September in each year, commencing with the March 1 or September 1 next succeeding the date hereof, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law on any overdue payment (including any overdue prepayment) of principal, any overdue payment of interest and any overdue payment of any Make-Whole Amount (as defined in the Note Purchase Agreements referred to below), payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand), at a rate per annum from time to time equal to the greater of (i) 9.70% or (ii) 2% over the rate of interest publicly announced from time to time by Morgan Guaranty Trust Company of New York in New York City, New York as its "base" or "prime" rate.

         Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at the address shown in the register maintained by the Company for such purpose or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreements referred to below.

         This Note is one of a series of Series A Senior Notes (herein called the "NOTES") issued pursuant to separate Note Purchase Agreements, dated as of August 23, 2000 (as from time to time amended, the "NOTE PURCHASE AGREEMENTS"), between the Company and the respective Purchasers named therein and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, (i) to have agreed to the confidentiality provisions set forth in Section 20 of the Note Purchase Agreements and (ii) to have made the representations set forth in the last sentence of Section 6.1 and in Section 6.2 of the Note Purchase Agreements.

         This Note is a registered Note and, as provided in the Note Purchase Agreements, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder's attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this
Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

         This Note is subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreements, but not otherwise.

         If an Event of Default, as defined in the Note Purchase Agreements, occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreements.

         THIS NOTE AND THE NOTE PURCHASE AGREEMENTS SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK, EXCLUDING CHOICE-OF-LAW PRINCIPLES OF THE LAW OF SUCH STATE THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF A JURISDICTION OTHER THAN SUCH STATE.

                                                 THE J.M. SMUCKER COMPANY


                                                 By:_________________________
                                                 Name:
                                                 Title:

                                                                     EXHIBIT 1.2

                             [FORM OF SERIES B NOTE]

                            THE J.M. SMUCKER COMPANY

                7.87% SERIES B SENIOR NOTE DUE SEPTEMBER 1, 2007

No. R-___                                                        [Date]
$_______                                                         PPN:832696 B* 8

         FOR VALUE RECEIVED, the undersigned, THE J.M. SMUCKER COMPANY (herein called the "COMPANY"), a corporation organized and existing under the laws of the State of Ohio, hereby promises to pay to ________________________, or registered assigns, the principal sum of ___________________ DOLLARS ($________) on _____________, ____, with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance thereof at the rate of 7.87% per annum from the date hereof, payable semiannually, on the first day of March and September in each year, commencing with the March 1 or September 1 next succeeding the date hereof, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law on any overdue payment (including any overdue prepayment) of principal, any overdue payment of interest and any overdue payment of any Make-Whole Amount (as defined in the Note Purchase Agreements referred to below), payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand), at a rate per annum from time to time equal to the greater of (i) 9.87% or (ii) 2% over the rate of interest publicly announced from time to time by Morgan Guaranty Trust Company of New York in New York City, New York as its "base" or "prime" rate.

         Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at the address shown in the register maintained by the Company for such purpose or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreements referred to below.

         This Note is one of a series of Series B Senior Notes (herein called the "NOTES") issued pursuant to separate Note Purchase Agreements, dated as of August 23, 2000 (as from time to time amended, the "NOTE PURCHASE AGREEMENTS"), between the Company and the respective Purchasers named therein and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, (i) to have agreed to the confidentiality provisions set forth in Section 20 of the Note Purchase Agreements and (ii) to have made the representations set forth in the last sentence of Section 6.1 and in Section 6.2 of the Note Purchase Agreements.

         This Note is a registered Note and, as provided in the Note Purchase Agreements, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder's attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this
Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

         This Note is subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreements, but not otherwise.

         If an Event of Default, as defined in the Note Purchase Agreements, occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreements.

         THIS NOTE AND THE NOTE PURCHASE AGREEMENTS SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK, EXCLUDING CHOICE-OF-LAW PRINCIPLES OF THE LAW OF SUCH STATE THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF A JURISDICTION OTHER THAN SUCH STATE.

                                               THE J.M. SMUCKER COMPANY


                                               By:_________________________
                                               Name:
                                               Title:

                                                                     EXHIBIT 1.3

                             [FORM OF SERIES C NOTE]

                            THE J.M. SMUCKER COMPANY

                7.94% SERIES C SENIOR NOTE DUE SEPTEMBER 1, 2010

No. R-___                                                        [Date]
$_______                                                         PPN:832696 B@ 6

         FOR VALUE RECEIVED, the undersigned, THE J.M. SMUCKER COMPANY (herein called the "COMPANY"), a corporation organized and existing under the laws of the State of Ohio, hereby promises to pay to ________________________, or registered assigns, the principal sum of ___________________ DOLLARS ($________) on _____________, ____, with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance thereof at the rate of 7.94% per annum from the date hereof, payable semiannually, on the first day of March and September in each year, commencing with the March 1 or September 1 next succeeding the date hereof, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law on any overdue payment (including any overdue prepayment) of principal, any overdue payment of interest and any overdue payment of any Make-Whole Amount (as defined in the Note Purchase Agreements referred to below), payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand), at a rate per annum from time to time equal to the greater of (i) 9.94% or (ii) 2% over the rate of interest publicly announced from time to time by Morgan Guaranty Trust Company of New York in New York City, New York as its "base" or "prime" rate.

         Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at the address shown in the register maintained by the Company for such purpose or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreements referred to below.

         This Note is one of a series of Series C Senior Notes (herein called the "NOTES") issued pursuant to separate Note Purchase Agreements, dated as of August 23, 2000 (as from time to time amended, the "NOTE PURCHASE AGREEMENTS"), between the Company and the respective Purchasers named therein and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, (i) to have agreed to the confidentiality provisions set forth in Section 20 of the Note Purchase Agreements and (ii) to have made the representations set forth in the last sentence of Section 6.1 and in Section 6.2 of the Note Purchase Agreements.

         This Note is a registered Note and, as provided in the Note Purchase Agreements, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder's attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this
Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

         This Note is subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreements, but not otherwise.

         If an Event of Default, as defined in the Note Purchase Agreements, occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreements.

         THIS NOTE AND THE NOTE PURCHASE AGREEMENTS SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK, EXCLUDING CHOICE-OF-LAW PRINCIPLES OF THE LAW OF SUCH STATE THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF A JURISDICTION OTHER THAN SUCH STATE.

                                               THE J.M. SMUCKER COMPANY


                                               By:_________________________
                                               Name:
                                               Title:

                                                                  EXHIBIT 4.4(a)

                    FORM OF OPINION OF COUNSEL TO THE COMPANY

                                 August 23, 2000

To the Persons Listed
on Annex 1 hereto

   Re: $17,000,000 7.70% Series A Senior Notes due September 1, 2005 $33,000,000 7.87% Series B Senior Notes due September 1, 2007 $10,000,000 7.94% Series C Senior Notes due September 1, 2010

Ladies and Gentlemen:

         Reference is made to the separate Note Purchase Agreements (collectively, the "NOTE PURCHASE AGREEMENT"), each dated as of August 23, 2000, between The J.M. Smucker Company (the "COMPANY") and each of you, pursuant to which the Company has issued to you today its 7.70% Series A Senior Notes due September 1, 2005, 7.87% Series B Senior Notes due September 1, 2007, and 7.94% Series C Senior Notes due September 1, 2010 in the aggregate principal amount of $60,000,000. Unless otherwise defined herein, all terms used herein that are defined in the Note Purchase Agreement have the respective meanings specified in the Note Purchase Agreement. This letter is being delivered to you in satisfaction of the condition set forth in Section 4.4(a) of the Note Purchase Agreement and with the understanding that you are purchasing the Notes in reliance on the opinions expressed herein.

         I am the Vice President - Finance and Administration,
Secretary/Treasurer, and General Counsel of the Company and have acted as counsel for the Company in connection with the transactions contemplated by the Note Purchase Agreement.

         In acting as such counsel, I have examined:

                  (a) an execution copy of the form of the Note Purchase Agreement;

                  (b) execution copies of each of the Company's 7.70% Series A Senior Notes due September 1, 2005, 7.87% Series B Senior Notes due September 1, 2007, and 7.94% Series C Senior Notes due September 1, 2010, each dated the date hereof, in the form of Exhibits 1.1, 1.2, and
         1.3 to the Note Purchase Agreement and registered in the names, in the principal amounts and with the registration numbers set forth in Schedule A to the Note Purchase Agreement (collectively, the "NOTES");

                  (c) a long-form good standing certificate for the Company from the State of Ohio, and foreign good standing certificates for the Company from each of the states where the Company is qualified to do business;

                  (d) a certified copy of the Articles of Incorporation of the Company, the Regulations of the Company, and resolutions adopted by the board of directors of the Company authorizing the Note Purchase Agreement and the Notes, as certified by the Secretary of the Company;

                  (e) a letter to Bingham Dana LLP and the Company from William Blair & Company, dated the date hereof, describing the manner of the offering of the Notes (the "OFFEREE LETTER"); and

                  (f) originals, or copies certified or otherwise identified to my satisfaction, of such other documents, records, instruments and certificates of public officials and officers and representatives of the Company as I have deemed necessary or appropriate to enable me to render this opinion.

         In rendering my opinion, I have assumed that all signatures (other than signatures of officers and directors of the Company) are genuine, that all documents submitted to me as originals are genuine, that all copies submitted to me as copies conform to the originals, that all natural Persons have legal capacity and, as to documents executed by or on behalf of Persons other than the Company, that each such Person executing documents had the power to enter into and perform its obligations under such documents and that such documents have been duly authorized, executed and delivered by, and are binding upon and enforceable against, such Persons. I have no actual knowledge of any information that would indicate that any of my assumptions are invalid.

         In rendering my opinion, I have relied, to the extent I deem necessary and proper, on:

                  (i) warranties and representations as to certain factual matters contained in the Note Purchase Agreement; and

                  (ii) the Offeree Letter.

I have no actual knowledge of any material inaccuracies in any of the facts contained in the documents listed in item (i) or item (ii) above.

         I am admitted to the practice of law solely in the State of Ohio and the opinions expressed herein are limited to the laws of the State of Ohio and to the federal law of the United States. No opinion is expressed herein as to the laws of any other jurisdiction. I call your attention to the fact that the Note Purchase Agreement and the Notes are governed by the laws of the State of New York. In rendering the opinion in paragraph 5 below, I have assumed that the laws of the State of New York are the same as the laws of the State of Ohio (excluding choice of law rules, as to which I express no opinion).

         Based on the foregoing, and subject to the further assumptions, exceptions and limitations set forth below, it is my opinion that:

         1. The Company is a corporation, validly existing and in good standing under the laws of the State of Ohio and has all requisite corporate power and authority to carry on its business as presently conducted and own its property. Each of the Significant Subsidiaries is a corporation, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all requisite corporate power and authority to carry on its business as presently conducted and own its property.

         2. Each of the Company and the Significant Subsidiaries is qualified and is in good standing as a foreign corporation in each jurisdiction where the character of its properties or the nature of its activities makes such qualification necessary, except where the failure to so qualify and be in good standing would not have a material adverse effect on the ability of the Company to perform its obligations under the Note Purchase Agreement and the Notes.

         3. To the best of my knowledge after due inquiry, there is no judgment, order, action, suit, proceeding, inquiry, order or investigation, at law or in equity, before any court or governmental authority, arbitration board or tribunal, pending or threatened against the Company, the Subsidiaries or any of their respective properties which would have a material adverse effect on the ability of the Company to perform its obligations under the Note Purchase Agreement and the Notes.

         4. The Company has the requisite corporate power and authority to execute and deliver each of the Note Purchase Agreement and the Notes and to perform its obligations set forth in each of the Note Purchase Agreement and the Notes. The Company has the requisite corporate power and authority to offer, issue and sell the Notes.

         5. Each of the Note Purchase Agreement and the Notes has been duly authorized by all necessary corporate action on the part of the Company (no action on the part of the stockholders of the Company being required with respect thereto), has been executed and delivered by one or more duly authorized officers of the Company and constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

         6. The execution and delivery by the Company of each of the Note Purchase Agreement and the Notes, the offer, issue and sale of the Notes by the Company and the performance by the Company of its obligations under the Note Purchase Agreement and the Notes will not conflict with, constitute a violation of, result in a breach of any provision of, constitute a default under, or result in the creation or imposition of any Lien upon any of the property of the Company pursuant to its Articles of Incorporation or Regulations, any applicable statute, rule or regulation to which the Company is subject, or any agreement or instrument relating to the borrowing of money to which the Company is a party or by which its property may be bound.

         7. Other than routine filings with the Securities and Exchange Commission, all consents, approvals and authorizations of, and all designations, declarations, filings, registrations, qualifications and recordations with, Governmental Authorities required on the part of the Company in connection with the execution and delivery of each of the Note Purchase Agreement and the Notes, the offer, issue and sale of the Notes and the use of the proceeds thereof have been obtained.

         8. Based upon the accuracy of the terms of the Offeree Letter and the accuracy of each of your representations and warranties set forth in the Note Purchase Agreement, the issuance and sale of the Notes to each of you, under the circumstances contemplated by the Note Purchase Agreement, are not subject to the registration requirements under the Securities Act, and the Company is not required to qualify an indenture with respect to the Notes under the Trust Indenture Act of 1939, as amended.

         9. Neither the issuance of the Notes nor the intended use of the proceeds of the Notes (as set forth in Section 5.14 of the Note Purchase Agreement) will violate Regulations T, U or X of the Federal Reserve Board.

         10. The Company is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or a "holding company" or an "affiliate" of a "holding company," or a "subsidiary company" of a "holding company," or a "public utility" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

         All opinions herein contained with respect to the enforceability of agreements and instruments are qualified to the extent that:

                  (a) the availability of equitable remedies, including, without limitation, specific enforcement and injunctive relief, is subject to the discretion of the court before which any proceedings therefor may be brought; and

                  (b) the enforceability of certain terms provided in the Note Purchase Agreement and the Notes may be limited by applicable bankruptcy, reorganization, arrangement, insolvency, moratorium or similar laws affecting the enforcement of creditors' rights generally as at the time in effect, and general principles of equity and the discretion of a court in granting equitable remedies (whether enforceability is considered in a proceeding at law or in equity).

         I acknowledge that this opinion is being issued at the request of the Company pursuant to paragraph 4.4(a) of the Note Purchase Agreement and I agree that you and each of your respective successors and assigns (including, without limitation, subsequent holders of the Notes) may rely on this opinion as if it were addressed to them. Bingham Dana may rely on this opinion for the sole purpose of rendering its opinion to be rendered pursuant to paragraph 4.4(b) of the Note Purchase Agreement.

                                    Very truly yours,



                                    Steven J. Ellcessor
                                    Vice President - Finance and Administration,
                                    Secretary/Treasurer, and General Counsel

                                                                  EXHIBIT 4.4(b)

              FORM OF OPINION OF SPECIAL COUNSEL TO THE PURCHASERS

                                 August 23, 2000


To each of the Persons listed
  on Annex 1 attached hereto

    Re:      The J.M. Smucker Company

             $17,000,000 7.70% Series A Senior Notes due September 1, 2005 $33,000,000 7.87% Series B Senior Notes due September 1, 2007 $10,000,000 7.94% Series C Senior Notes due September 1, 2010

Ladies and Gentlemen:

         We have acted as special counsel for the persons set forth on Annex 1 attached hereto (collectively, the "PURCHASERS") in connection with (i) the separate Note Purchase Agreements (collectively, the "NOTE PURCHASE AGREEMENT"), each dated as of August 23, 2000, between The J.M. Smucker Company, an Ohio corporation (the "ISSUER"), and each of the Purchasers and (ii) the transactions contemplated thereby. Capitalized terms used herein and not otherwise defined shall have the respective meanings given such terms in the Note Purchase Agreement.

         Our representation of the Purchasers has been as special counsel for the purposes stated above.

         As to all matters of fact (including factual conclusions and characterizations and descriptions of purpose, intention or other state of mind), we have relied, with your permission, entirely upon (a) the representations and warranties of the Issuer and the Purchasers set forth in the Note Purchase Agreement and (b) certificates of certain officers of the Issuer delivered in connection with the Closing, and have assumed, without independent inquiry, the accuracy of those representations, warranties, and certificates.

         In connection with this opinion, we have examined originals or copies of the documents identified below,

                  (i)      the Note Purchase Agreement;

                  (ii) the 7.70% Series A Senior Notes due September 1, 2005, the 7.87% Series B Senior Notes due September 1, 2007, and the 7.94% Series C Senior Notes due September 1, 2010, each dated the date hereof, in the form of Exhibit 1.1, Exhibit 1.2 and Exhibit 1.3, respectively, to the Note Purchase Agreement, issued by the Issuer and registered in the names, in the principal amounts and with the registration numbers set forth in Schedule A to the Note Purchase Agreement (collectively, the "NOTES");

                  (iii) a copy of the constitutive documents of the Issuer certified by the Secretary of the Issuer as of the date hereof as being true, complete and correct and in full force and effect;

                  (iv) a certificate of the Secretary of the Issuer, dated the date hereof, certifying that the copies attached thereto of the Issuer's articles of incorporation and bylaws and those certain resolutions passed by the Board of Directors of the Issuer are true, complete and correct copies thereof and are in full force and effect, and that the copies attached thereto of certain amendments to the articles of incorporation are true, complete and correct copies thereof and will be filed with the Secretary of State of the State of Ohio within five days after the Closing, and as to the incumbency and specimen signatures of certain officers (the articles of incorporation of the Issuer, both prior to and after giving effect to such amendments, and such bylaws are referred to herein as the "ISSUER'S GOVERNING DOCUMENTS");

                  (v) a certificate of an officer of the Issuer, dated the date hereof, with respect to the matters set forth therein;

                  (vi) a letter, dated the date hereof, addressed to us and to certain other Persons from William Blair & Company describing the manner of the offering of the Notes (the "OFFEREE LETTER"); and

                  (vii) the opinion of Steven J. Ellcessor, Esq., general counsel of the Issuer, dated the date hereof and delivered to you pursuant to Section 4.4(a) of the Note Purchase Agreement.

                  In addition to the documents identified above, we have examined such corporate and public records and agreements, instruments, certificates and other documents as we have deemed necessary or appropriate for the purposes of this opinion. Based on such investigation as we have deemed appropriate, the opinion referred to in clause (vii) above is satisfactory in form and scope to us, and, in our opinion, you are justified in relying thereon.

         We have assumed the genuineness of all signatures, the conformity to the originals of all documents reviewed by us as copies, the authenticity and completeness of all original documents reviewed by us in original or copy form, the legal competence of each individual executing any document and that each Person executing any of the Note Purchase Agreement and the Notes validly exists, has the power and authority to enter into and perform its obligations thereunder, and is qualified to do business and is in good standing under the law of its jurisdiction of incorporation and each jurisdiction where such qualification is required generally or is necessary in order for such party to enforce its rights under such documents, and that such documents have been duly authorized, executed and delivered by, and, as to Persons other than the Issuer, are binding upon and enforceable against, such Persons. In addition, we have relied, to the extent we deem necessary and proper, upon the Offeree Letter.

         For purposes of this opinion, we have made such examination of law as we have deemed necessary. This opinion is limited solely to the internal substantive laws of the State of New York as applied by courts located in the State of New York without regard to choice of law and the federal laws of the United States of America, and we express no opinion as to the laws of any other jurisdiction. In particular, our opinion in paragraph 3 below is based solely on a review of the Issuer's Governing Documents and not on any analysis of the law of the jurisdiction of organization of the Issuer and its effect on the interpretation of the Issuer's Governing Documents. In addition, we note that the Note Purchase Agreement and the Notes contain provisions stating that they are to be governed by the laws of the State of New York (a "Chosen-Law Provision"). Except to the extent that such a Chosen-Law Provision is made enforceable by New York General Obligations Law section 5-1401 as applied by New York state courts or federal courts applying New York choice of law rules, no opinion is given herein as to any Chosen-Law Provision, or otherwise as to the choice of law or internal substantive rules of law that any court or other tribunal may apply to the transactions contemplated by the Note Purchase Agreement and the Notes. Except as set forth in paragraph 4 below, we express no opinions as to any securities or "blue sky" laws of any jurisdiction.

         Our opinion is further subject to the following exceptions, qualifications and assumptions, all of which we understand to be acceptable to you:

                  (a) The enforcement of any obligations of any person or entity under the Note Purchase Agreement or the Notes or otherwise may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws and rules of law affecting the enforcement generally of creditors' rights and remedies (including such as may deny giving effect to waivers of debtors' or guarantors' rights); and we express no opinion as to the status under any fraudulent conveyance laws or fraudulent transfer laws of any of the obligations of any person or entity, whether under the Note Purchase Agreement or the Notes or otherwise.

                  (b) We express no opinion as to the availability of any specific or equitable relief of any kind.

                  (c) The enforcement of any of your rights may in all cases be subject to an implied duty of good faith and fair dealing and to general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

                  (d) We express no opinion as to the enforceability of any particular provision of the Note Purchase Agreement relating to (i) waivers of any applicable defenses, setoffs, recoupments, or counterclaims, (ii) waivers or variations of legal provisions or rights which are not capable of waiver or variation under applicable law, or
         (iii) exculpation or exoneration clauses, indemnity clauses and clauses relating to releases or waivers of unmatured claims or rights.

                  (e) Our opinion in paragraph 2 below is based solely on a review of generally applicable laws of the State of New York and the United States of America and not on any search with respect to, or review of, any orders, decrees, judgments or other determinations specifically applicable to the Issuer.

                  (f) This opinion speaks as of the date hereof and does not address any additional or changed facts, or changes in law, of which we may become aware after the date hereof, and we assume no responsibility to inform you of additional or changed facts, or changes in law, of which we may become aware.

         Based upon the foregoing, and subject to the limitations and qualifications set forth below, we are of the opinion that:

         1. Each of the Note Purchase Agreement and the Notes constitutes a legal, valid and binding obligation of the Issuer, enforceable against the Issuer in accordance with its terms.

         2. No consent, approval or authorization of, or designation, declaration, filing, registration, qualification or recordation with, any Governmental Authority is required under the laws of the State of New York or the United States of America in connection with the execution and delivery by the Issuer of the Note Purchase Agreement or the Notes, or the offer, issue, sale or delivery of the Notes by the Issuer under the circumstances contemplated by the Note Purchase Agreement.

         3. The execution and delivery of each of the Note Purchase Agreement and the Notes by the Issuer, and the consummation of the transactions contemplated thereby and compliance by the Issuer with the provisions thereof will not constitute a violation by the Issuer of the provisions of the Issuer's Governing Documents.

         4. It is not necessary in connection with the offering, issuance, sale and delivery of the Notes delivered to you today under the circumstances contemplated by the Note Purchase Agreement to register the Notes under the Securities Act of 1933, as amended, or to qualify an indenture in respect of the issuance of the Notes under the Trust Indenture Act of 1939, as amended.

         This opinion is delivered solely to you and for your benefit in connection with the Note Purchase Agreement and may not be relied upon by you for any other purpose or relied upon by any other person or entity (other than future holders of Notes acquired in accordance with the terms of the Note Purchase Agreement) for any reason without our prior written consent.

                                           Very truly yours,



                                           BINGHAM DANA LLP

                                                                    EXHIBIT 5.13

                             FORM OF OFFEREE LETTER

                     [Letterhead of William Blair & Company]

                                           [Date of Closing]


Bingham Dana LLP
One State Street
Hartford, Connecticut  06103

The J.M. Smucker Company
Strawberry Lane
Orrville, Ohio 44667
Attn:    Steven J. Ellcessor, Esq.
         Vice President - Administration

Ladies and Gentlemen:

         Reference is made to the separate Note Purchase Agreements, each dated as of August 23, 2000 (collectively, the "NOTE PURCHASE AGREEMENT"), between The J.M. Smucker Company (the "COMPANY") and each of the purchasers listed on Schedule A attached thereto (the "PURCHASERS"), which provide, among other things, for the issuance and sale by the Company of its 7.70% Series A Senior Notes due September 1, 2005, 7.87% Series B Senior Notes due September 1, 2007, and 7.94% Series C Senior Notes due September 1, 2010 in the aggregate principal amount of Sixty Million Dollars ($60,000,000). The capitalized terms used herein and not defined herein have the meanings specified in the Note Purchase Agreement.

         1. We (who were authorized and employed by the Company in connection with the offering and sale of the Notes) have not, directly or indirectly, sold or disposed of, or attempted or offered to sell or dispose of, the Notes or similar Securities to, or solicited offers to buy any Notes or similar Securities from, or otherwise approached or negotiated with respect to the Notes or similar Securities with, any Person that might be considered to be an offeree in connection with the sale of the Notes or similar Securities, other than six
(6) institutional investors (which are the Purchasers), each of whom was offered a portion of the Notes at private sale for investment.

         2. Immediately prior to making any offer in connection with the Notes to any of the aforementioned offerees, immediately prior to making any sale of the Notes to any of the aforementioned offerees, and after making reasonable inquiry, we had reasonable grounds to believe, and did believe, that each such offeree had such knowledge and experience in financial and business matters that it was capable of evaluating the merits and risks of its prospective investment.

         3. We have not offered to sell, offered for sale or sold any Notes or similar Securities by means of any form of general solicitation or general advertising.

         4. During the two-year period ending on the date hereof, we have not, directly or indirectly, sold or disposed of, or attempted or offered to sell or dispose of, any Securities of the Company other than the Notes and the 6.77% Senior Notes due June 1, 2009 in the aggregate principal amount of $75,000,000, issued pursuant to the Note Purchase Agreement dated as of June 16, 1999.

                                            WILLIAM BLAIR & COMPANY



                                            By:________________________________
                                               Name:

The following schedules and exhibits have not been included in this filing. A copy of any omitted schedule will be provided to the Commission upon request:

SCHEDULE A        - Information Relating to Purchasers

SCHEDULE 4.9      - Changes in Corporate Structure

SCHEDULE 5.3      - Disclosure Materials

SCHEDULE 5.4      - Organization and Ownership of Shares of Subsidiaries

SCHEDULE 5.5      - Financial Statements

SCHEDULE 5.8      - Certain Litigation

SCHEDULE 5.11     - Licenses, Permits, etc.

SCHEDULE 5.14     - Use of Proceeds

SCHEDULE 5.15     - Existing Indebtedness

EXHIBIT 4.4(a)
ANNEX 1           - Addresses

EXHIBIT 4.4(b)
ANNEX 1           - Addresses